        [Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.]

                                                                    EXHIBIT 10.1



                                CREDIT AGREEMENT



                                     among


                       BILLING INFORMATION CONCEPTS, INC.

                                  as Borrower

                                      and


                            THE FROST NATIONAL BANK
               Individually, as the Issuing Bank and as the Agent


                                      and

                    THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
                                  Individually




                     $50,000,000 Revolving Credit Facility

                               December 20, 1996

                               TABLE OF CONTENTS


                                   ARTICLE 1

                          DEFINITIONAL PROVISIONS   . . . . . . . . . .   1

       SECTION 1.1   Certain Definitions of Terms   . . . . . . . . . .   1
       SECTION 1.2   General Definitional Provisions  . . . . . . . . .   1


                                 ARTICLE 2

                                THE CREDITS   . . . . . . . . . . . . .   2

       SECTION 2.1   Commitments to Lend  . . . . . . . . . . . . . . .   2
       SECTION 2.2   Method of Borrowing  . . . . . . . . . . . . . . .   3
       SECTION 2.3   Notes  . . . . . . . . . . . . . . . . . . . . . .   4
       SECTION 2.4   Interest Rates and Payment   . . . . . . . . . . .   4
       SECTION 2.5   Continuations/Conversions, Etc.  . . . . . . . . .   6
       SECTION 2.6   Commitment and Other Fees  . . . . . . . . . . . .   7
       SECTION 2.7   Termination of Commitment  . . . . . . . . . . . .   7
       SECTION 2.8   Mandatory Prepayments  . . . . . . . . . . . . . .   7
       SECTION 2.9   Principal Payments on Loans.   . . . . . . . . . .   8
       SECTION 2.10  Optional Prepayments.  . . . . . . . . . . . . . .   8
       SECTION 2.11  General Provisions as to Payments  . . . . . . . .   8
       SECTION 2.12  Funding Losses   . . . . . . . . . . . . . . . . .   9
       SECTION 2.13  Sharing of Payments, etc.  . . . . . . . . . . . .   9
       SECTION 2.14  Pro Rata Treatment   . . . . . . . . . . . . . . .  10
       SECTION 2.15  Proceeds of Loans  . . . . . . . . . . . . . . . .  10
       SECTION 2.16  Collateral; Guaranty Agreements  . . . . . . . . .  10
       SECTION 2.17  Taxes on Payments  . . . . . . . . . . . . . . . .  10
       SECTION 2.18  Letters of Credit.   . . . . . . . . . . . . . . .  11


                                 ARTICLE 3

                                 CONDITIONS . . . . . . . . . . . . . .  14

       SECTION 3.1   Initial Loans on the Closing Date  . . . . . . . .  14
       SECTION 3.2   All Loans, Conversions/Continuations   . . . . . .  15


                                 ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES . . . . . . . . .  15

       SECTION 4.1   Entity Status; Power and Authority   . . . . . . .  15

       SECTION 4.2   Authorization; Consents  . . . . . . . . . . . . .  16
       SECTION 4.3   No Conflicts   . . . . . . . . . . . . . . . . . .  16
       SECTION 4.4   Enforceable Obligations; Lien Establishment  . . .  16
       SECTION 4.5   Title to Properties  . . . . . . . . . . . . . . .  16
       SECTION 4.6   Financial Condition  . . . . . . . . . . . . . . .  16
       SECTION 4.7   Full Disclosure  . . . . . . . . . . . . . . . . .  17
       SECTION 4.8   No Default or Adverse Condition  . . . . . . . . .  18
       SECTION 4.9   Material Agreements; Insurance   . . . . . . . . .  18
       SECTION 4.10  No Litigation  . . . . . . . . . . . . . . . . . .  18
       SECTION 4.11  Use of Proceeds; Margin Stock  . . . . . . . . . .  18
       SECTION 4.12  No Financing of Regulated Corporate Takeovers  . .  19
       SECTION 4.13  Taxes  . . . . . . . . . . . . . . . . . . . . . .  19
       SECTION 4.14  Principal Office; Names; Primary Business  . . . .  19
       SECTION 4.15  Subsidiaries   . . . . . . . . . . . . . . . . . .  19
       SECTION 4.16  ERISA  . . . . . . . . . . . . . . . . . . . . . .  19
       SECTION 4.17  Compliance with Law  . . . . . . . . . . . . . . .  20
       SECTION 4.18  Government Regulation  . . . . . . . . . . . . . .  20
       SECTION 4.19  Insider  . . . . . . . . . . . . . . . . . . . . .  20
       SECTION 4.20  Certain Environmental Matters  . . . . . . . . . .  20
       SECTION 4.21  Insurance; Certifications  . . . . . . . . . . . .  21


                                 ARTICLE 5

                           AFFIRMATIVE COVENANTS  . . . . . . . . . . .  21

       SECTION 5.1   Financial Statements, Reports and Documents  . . .  21
       SECTION 5.2   Payment of Taxes and Other Liabilities   . . . . .  23
       SECTION 5.3   Maintenance of Existence and Rights; Conduct of
                     Business . . . . . . . . . . . . . . . . . . . . .  24
       SECTION 5.5   Other Notices  . . . . . . . . . . . . . . . . . .  24
       SECTION 5.6   Compliance with Loan Documents   . . . . . . . . .  24
       SECTION 5.7   Compliance with Agreements   . . . . . . . . . . .  24
       SECTION 5.8   Access; Books and Records  . . . . . . . . . . . .  24
       SECTION 5.9   Compliance with Law  . . . . . . . . . . . . . . .  25
       SECTION 5.10  Insurance  . . . . . . . . . . . . . . . . . . . .  25
       SECTION 5.11  ERISA Compliance   . . . . . . . . . . . . . . . .  25
       SECTION 5.12  Further Assurances   . . . . . . . . . . . . . . .  26
       SECTION 5.13  Maintenance of Corporate Identity  . . . . . . . .  26
       SECTION 5.14  Primary Business   . . . . . . . . . . . . . . . .  26
       SECTION 5.15  Subordination of Affiliate Obligations   . . . . .  26
       SECTION 5.16  Form of Advanced Payment Agreements  . . . . . . .  27


                                 ARTICLE 6

                             NEGATIVE COVENANTS . . . . . . . . . . . .  21

       SECTION 6.1   Certain Financial Matters  . . . . . . . . . . . .  27

       SECTION 6.2   Limitation on Indebtedness   . . . . . . . . . . .  28
       SECTION 6.3   Limitation on Property   . . . . . . . . . . . . .  28
       SECTION 6.4   Restricted Payments  . . . . . . . . . . . . . . .  28
       SECTION 6.5   Limitation on Investments  . . . . . . . . . . . .  29
       SECTION 6.6   Affiliate Transactions   . . . . . . . . . . . . .  29
       SECTION 6.7   Limitation on Sale of Property   . . . . . . . . .  29
       SECTION 6.8   Accounting Method  . . . . . . . . . . . . . . . .  30
       SECTION 6.9   Internal Governance Documents; Name and Principal
                     Place of Business  . . . . . . . . . . . . . . . .  30
       SECTION 6.10  Certain Environmental Matters  . . . . . . . . . .  30
       SECTION 6.11  Mergers, Acquisitions and Dissolutions   . . . . .  30
       SECTION 6.12  Subsidiaries   . . . . . . . . . . . . . . . . . .  31
       SECTION 6.13  Sale of Receivables  . . . . . . . . . . . . . . .  32


                                 ARTICLE 7

                             EVENTS OF DEFAULT  . . . . . . . . . . . .  32

       SECTION 7.1   Events of Default  . . . . . . . . . . . . . . . .  32
       SECTION 7.2   Remedies Upon Event of Default   . . . . . . . . .  34


                                 ARTICLE 8

                            THE AGENT AND BANKS   . . . . . . . . . . .  34

       SECTION 8.1   Appointment of the Agent   . . . . . . . . . . . .  34
       SECTION 8.2   Exculpation; Agent's Reliance  . . . . . . . . . .  35
       SECTION 8.3   Defaults   . . . . . . . . . . . . . . . . . . . .  36
       SECTION 8.4   Rights as a Bank   . . . . . . . . . . . . . . . .  36
       SECTION 8.5   Indemnification  . . . . . . . . . . . . . . . . .  36
       SECTION 8.6   Bank's Credit Decision and Non-Reliance  . . . . .  37
       SECTION 8.7   Deferral of Distributions; Investments   . . . . .  37
       SECTION 8.8   Nature of Article 8  . . . . . . . . . . . . . . .  38
       SECTION 8.9   Resignation and Removal by Agent   . . . . . . . .  38


                                 ARTICLE 9

                           CHANGED CIRCUMSTANCES  . . . . . . . . . . .  39

       SECTION 9.1   Basis for Determining Interest Rate Inadequate or
                     Unfair . . . . . . . . . . . . . . . . . . . . . .  39
       SECTION 9.2   Illegality   . . . . . . . . . . . . . . . . . . .  39
       SECTION 9.3   Increased Cost and Reduced Return  . . . . . . . .  39
       SECTION 9.4   Substitute Rate for Affected LIBOR Loans   . . . .  41
       SECTION 9.5   Alternate Lending Office Designation   . . . . . .  41

                                 ARTICLE 10

                               MISCELLANEOUS  . . . . . . . . . . . . .  41

       SECTION 10.1  Notices  . . . . . . . . . . . . . . . . . . . . .  41
       SECTION 10.2  No Waivers   . . . . . . . . . . . . . . . . . . .  42
       SECTION 10.3  Payment of Costs and Expenses; Professionals and
                     Consultants  . . . . . . . . . . . . . . . . . . .  42
       SECTION 10.4  Indemnification  . . . . . . . . . . . . . . . . .  43
       SECTION 10.5  Sharing of Set-Offs  . . . . . . . . . . . . . . .  44
       SECTION 10.6  Amendments and Waivers   . . . . . . . . . . . . .  44
       SECTION 10.7  Successors and Assigns; Participations;
                     Assignments  . . . . . . . . . . . . . . . . . . .  45
       SECTION 10.8  Maximum Interest Rate  . . . . . . . . . . . . . .  47
       SECTION 10.9  Governing Law; Submission to Jurisdiction  . . . .  48
       SECTION 10.10 Counterparts; Effectiveness  . . . . . . . . . . .  49
       SECTION 10.11 Independence of Covenants  . . . . . . . . . . . .  49
       SECTION 10.12 Survival   . . . . . . . . . . . . . . . . . . . .  49
       SECTION 10.13 Severability   . . . . . . . . . . . . . . . . . .  49
       SECTION 10.14 Governmental Regulation  . . . . . . . . . . . . .  49
       SECTION 10.15 No Control   . . . . . . . . . . . . . . . . . . .  49
       SECTION 10.16 Renewals, Extensions, Rearrangements,
                     Termination, Etc.  . . . . . . . . . . . . . . . .  50
       SECTION 10.17 Conflicts  . . . . . . . . . . . . . . . . . . . .  50
       SECTION 10.18 Confidentiality.     . . . . . . . . . . . . . . .  50
       SECTION 10.19 Payments Set Aside   . . . . . . . . . . . . . . .  50
       SECTION 10.20 Limitation of Liability; Commencement of Actions    51
       SECTION 10.21 Original Credit Agreement  . . . . . . . . . . . .  51
       SECTION 10.22 Review   . . . . . . . . . . . . . . . . . . . . .  52
       SECTION 10.23 This Agreement.    . . . . . . . . . . . . . . . .  52
       SECTION 10.24 Captions   . . . . . . . . . . . . . . . . . . . .  52
       SECTION 10.25 Investigation  . . . . . . . . . . . . . . . . . .  52

        [Confidential treatment has been requested for portions of this exhibit. The confidential portions have been redacted and are denoted by [**]. The confidential portions have been separately filed with the Securities and Exchange Commission.]

                                CREDIT AGREEMENT


       This Credit Agreement is made and entered into as of the 20th day of December, 1996, among BILLING INFORMATION CONCEPTS, INC., a Delaware corporation (the "Borrower" ); BILLING INFORMATION CONCEPTS CORP., a Delaware corporation ("Parent Company"); and THE FROST NATIONAL BANK, a national banking association, individually, as the issuer of the Letters of Credit hereinafter referred to (as such issuer, the "Issuing Bank") and as agent for the Banks acting in the manner and to the extent provided in Article 8 (in such capacity, the "Agent"), THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, a national banking association, individually, and each of the lenders which becomes a party hereto as provided in Section 10.7 (individually, a "Bank" and collectively, the "Banks").


                              W I T N E S S E T H:

       WHEREAS, Borrower has requested the Banks to provide it a revolving credit facility, and the Issuing Bank to provide it a letter of credit facility within said revolving credit facility, for the purposes hereinafter provided; and

       WHEREAS, the Banks, severally, are willing to commit and to advance to the extent of their respective commitments, revolving credit to, and the Issuing Bank is willing to issue its letters of credit for the account of, Borrower upon the terms and subject to the conditions herein provided;

       NOW THEREFORE, for and in consideration of the premises and the promises herein, and for other good and valuable considerations, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged by each party hereto, Borrower, Parent Company, each Bank, the Issuing Bank and the Agent agree as follows:


                                   ARTICLE 1

                            DEFINITIONAL PROVISIONS

       SECTION 1.1 Certain Definitions of Terms. For purposes of this Agreement, unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement shall have the respective meanings assigned to them in Annex B hereto.

       SECTION 1.2   General Definitional Provisions.

       (a) All terms defined in this Agreement shall have their defined meanings when used in each Loan Document and in each certificate, exhibit, schedule, annex or other instrument related thereto, unless in any case the context states or implies otherwise; and when required by the context, each term shall include the plural as well as the singular, and vice versa. Furthermore, in each Loan Document: (i) the word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation"; and (ii) provisions in the masculine, feminine or neither genders should be construed to include any gender.

       (b) Definitions of each Person specifically defined herein or in each other Loan Document shall mean and include herein and therein, unless otherwise expressly provided to the contrary, the successors, assigns, heirs and legal representatives of each such Person.

       (c) Unless the context otherwise requires or unless otherwise expressly provided, references to this Agreement and each other Loan Document shall include all amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions, replacements, substitutions and rearrangements thereof or thereto, as applicable, and as in effect from time to time; provided, however, nothing contained in this sentence shall be construed to authorize any Person to execute or enter into any such amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions or rearrangements to a Loan Document to which it is a party, unless entered into and executed pursuant to the applicable provisions of the respective Loan Documents.

       (d) All accounting terms not specifically defined in a Loan Document shall be construed, and all accounting procedures, calculations and reporting required or provided for in any Loan Document shall be performed or prepared, as applicable, in accordance with GAAP consistently applied.

       (e) The term "Section" refers to Sections of this Agreement, and the terms "Annex," "Exhibit" and "Schedule" refer to Annexes, Exhibits and Schedules attached hereto, reference to which is hereby made for incorporation herein for all intents and purposes, unless in any case the context states or implies otherwise. The table of contents and headings in each Loan Document are inserted for convenience of reference only and shall be ignored when construing any such Loan Document.

       (f) Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Base Rate Loan or a LIBOR Loan.


                                   ARTICLE 2
                                  THE CREDITS

       SECTION 2.1   Commitments to Lend.

       (a) Loans. From time to time during the Availability Period, each Bank severally agrees to make revolving loans (each a "Loan") to Borrower, on and subject to the terms and conditions set forth in this Agreement below, in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank's Commitment; provided, however, (i) at no time shall the aggregate principal amount of all Loans outstanding plus the Letter of Credit Exposure exceed the lesser of (x) the Consolidated Borrowing Base then in effect and (y) the Commitments of all Banks, and (ii) at no time shall the aggregate amount of all Capital Expenditure Advances outstanding exceed the sum of $3,000,000. Subject to the terms and conditions of this Agreement, Loans may be borrowed, repaid and reborrowed at any time during the Availability Period without premium or penalty.

       (b) Amount of Borrowings; Borrowings Ratable. Each Borrowing requested by Borrower as a Base Rate Loan shall be in a minimum principal amount of $100,000, or a multiple thereof, or if a lesser amount, the amount of the remaining unadvanced aggregate Commitments of all Banks. Each Borrowing requested by Borrower as a LIBOR Loan shall be in a minimum principal amount of $500,000, or a multiple of $250,000 in excess thereof. All Borrowings hereunder shall be made from the Banks ratably in proportion to their respective Commitments .

       (c) Types. All Loans shall, at the option of Borrower, be either Base Rate Loans or LIBOR Loans and may be continued or converted pursuant to
Section 2.5, provided that all Loans made pursuant to the same Borrowing shall be of the same Type; provided, however, no more than 8 LIBOR Loan Borrowings shall be outstanding at any time to Borrower.

       SECTION 2.2   Method of Borrowing.

        (a) Borrower shall give the Agent notice (a "Notice of Borrowing"), in the form attached hereto as Exhibit A, not later than 11:00 a.m. (San Antonio time) on (i) with respect to Base Rate Loans, the Business Day of each Borrowing consisting of a Base Rate Loan and (ii) with respect to LIBOR Loans, the second LIBOR Business Day before each Borrowing consisting of a LIBOR Loan, specifying:

           (1) the date of such Borrowing, which shall be a Business Day in the case of a Borrowing consisting of a Base Rate Loan or a LIBOR Business Day in the case of a Borrowing consisting of a LIBOR Loan;

           (2) the Type of the Loans comprising such Borrowing, provided that with respect to the initial Credit Event hereunder, all Loans shall be Base Rate Loans;

           (3) the aggregate amount of such Borrowing and of each Loan comprising such Borrowing; and

           (4) the deposit account of the Agent's Domestic Lending Office into which such Borrowing is requested to be deposited; and

           (5) in the case of a LIBOR Rate Borrowing, the duration of the Interest Period applicable thereto.

Notwithstanding the foregoing, Borrower's right to designate any Loan as a LIBOR Loan shall be subject to the restrictions referred to in Section 2.5(c).

        (b) By 12:00 noon (San Antonio time) on the date of receipt of a Notice of Borrowing, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing. Such Notice of Borrowing shall not be revocable by Borrower.

        (c) Not later than 1:00 P.M. (San Antonio time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in immediately available funds, to the Agent at the account number of the Agent set forth in Annex A. Unless the Agent determines that any applicable condition precedent has not been satisfied, the Agent will make the funds so received from each Bank available to Borrower in its deposit account designated in the applicable Notice of Borrowing.

        (d) Unless the Agent has received notice from a Bank, prior to any proposed Borrowing, that such Bank does not intend to fund its Loan requested to be made on such date, the Agent may assume that such Bank has funded its Loan and is depositing the proceeds thereof with the Agent on such date, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to Borrower on such date. If Loan proceeds corresponding to that amount are not in fact deposited with the Agent by such Bank on or prior to the funding date of such Loan, such Bank agrees to pay, and in the event such Bank fails to immediately pay, Borrower agrees to repay, to the Agent forthwith on demand such corresponding amount, together with interest on the balance thereof from time to time outstanding for each day from the date such amount is disbursed to Borrower until the date such amount is paid or repaid to the Agent, (i) in the case of Borrower, at the interest rate applicable to such Borrowing, and (ii) in the case of such Bank, at the Federal Funds Rate. If such Bank shall pay to the Agent such corresponding amount, the amount so paid shall constitute such Bank's Loan as part of such Borrowing for the purposes of this Agreement. If both such Bank and Borrower shall repay such corresponding amount, the Agent shall promptly refund to Borrower such corresponding amount (together with any interest paid thereon by Borrower). This Section 2.2(d) does not relieve any Bank of its obligation to make its Loans on any funding date therefor. The obligations of each Bank hereunder are several, AND NEITHER ANY BANK NOR THE AGENT SHALL BE RESPONSIBLE FOR THE OBLIGATION OF ANY OTHER PERSON HEREUNDER (OR SUCH OTHER PERSON'S DEFAULT IN THE PERFORMANCE THEREOF), nor will the failure by the Agent or any Bank to perform any of respective obligations hereunder relieve the Agent or any other Bank from the performance of its respective obligations hereunder.

       (e) All Borrowings made hereunder shall be disbursed by credit to the deposit account maintained by Borrower at the Agent's Domestic Lending Office that is designated in the Notice of Borrowing.

       SECTION 2.3   Notes.

       (a)    The Loans of each Bank shall be evidenced by a Note.

       (b) Upon receipt of each Bank's Note pursuant to this Section 2.3, the Agent shall promptly mail or deliver to each Bank its Note. Each Bank shall record on its books, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of Borrower or any Bank hereunder or under any other Loan Document. Each Bank is hereby irrevocably authorized by Borrower so to endorse its Note and to attach to and make a part of its Notes a continuation of any such schedule as and when required.

       SECTION 2.4   Interest Rates and Payment.

       (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due and payable, at a rate per annum equal to the lesser of (i) the sum of the Base Rate as in effect for each such day minus the Applicable Margin and
(ii) the Maximum Rate. Accrued, unpaid interest on the outstanding principal of the Base Rate Loans shall be due and payable on each Monthly Date. Any principal of and, to the extent permitted by Law, accrued and unpaid interest on any Base Rate Loan which has become due and payable shall bear interest on the unpaid portion thereof, payable on demand, for each day from such due date and until paid, at the Default Rate.

       (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the lesser of (i) the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate and (ii) the Maximum Rate. Accrued, unpaid interest on the outstanding principal of each LIBOR Loan shall be due and payable for each Interest Period at the end of each 90-day period, if any, during the Interest Period and on the last day of the Interest Period. Any principal of and, to the extent permitted by Law, interest on any LIBOR Loan which has become due and payable shall bear interest on the unpaid portion thereof, payable on demand, for each day from such due date and until paid, at the Default Rate.

       (c) The Agent shall determine each interest rate applicable to the Loans hereunder and each fee hereunder. Interest for all Base Rate Loans and all fees shall be computed on the basis of a year of 360 days, in each case for the actual number of days elapsed (including the first day but excluding the last day), except that, if use of a 360-day year would result in a rate in excess of the Maximum Rate, such computation will be made on the basis of a year consisting of 365 or 366 days, as appropriate. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding in the absence of manifest error.

       (d) Notwithstanding the foregoing, if at any time the applicable contractual rate of interest provided for herein (without reference to the Maximum Rate limitation) exceeds the Maximum Rate, then the rate of interest on any Loan or other Obligation shall be limited to the Maximum Rate during such time, and at all times thereafter (including periods during which any or all of such applicable contractual rates of interest have fallen below the Maximum
Rate), the interest rate on any Loan or other Obligation shall be the Maximum Rate, or if there is no Maximum Rate in effect, the Agreed Maximum Rate, until the total amount of interest accrued on such Loan or other Obligation equals the amount of interest which would have accrued thereon if the applicable contractual rate of interest (without reference to the Maximum Rate limitation) had at all times been in effect; but in no event shall the aggregate interest payable or paid during the period beginning on the date the initial Loan is made until the Obligations are paid in full exceed an amount equal to interest at the Maximum Rate, so long as the Maximum Rate shall be applicable to this Agreement and the transactions contemplated hereby. If at maturity or final payment of any Note or other Obligations, as applicable, the total amount of interest paid or accrued on such Note or other Obligations under the foregoing provisions is less than the total amount of interest which would have been paid or accrued if the applicable contractual rate of interest provided for herein had at all times been in effect, then Borrower agrees, to the fullest extent permitted by Law, to pay an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been paid or accrued on such Note or other Obligations, as applicable, if the Maximum Rate had at all times been in effect and (B) the amount of interest which would have been paid or accrued on such Note or other Obligations, as applicable, if a rate per annum equal to the applicable contractual rate of interest provided for herein had at all times been in effect, and (ii) the amount of interest paid or accrued in accordance with the other provisions of such Note or other Obligations, as applicable.

       (e) The payment of interest (or any amount deemed to be interest) on any Note and on any other Obligation shall, in all respects regarding each Loan Document, be subject to the provisions of Section 10.8.

       SECTION 2.5   Continuations/Conversions, Etc.

       (a)    Continuation/Conversion.

              (i) Borrower may elect from time to time to convert all or any portion of the outstanding Base Rate Loan to a LIBOR Loan by giving the Agent a completed and duly executed irrevocable notice of such election, in the form and substance of Exhibit B hereto (the "Continuation/Conversion Notice") not later than 11:00 A.M. (San Antonio time) on the second LIBOR Business Day before the proposed date of conversion, specifying the proposed date of conversion, the portion of the Base Rate Loan to be converted, and the duration of the Interest Period applicable thereto.

              (ii) Borrower may elect to continue (as of the last day of the applicable Interest Period) all or any part of any LIBOR Loan as the same Type of Loan by giving the Agent an irrevocable Continuation/Conversion Notice not later than 11:00 A.M. (San Antonio time) on the second LIBOR Business Day before the proposed date of continuation. The Continuation/Conversion Notice shall specify the proposed date of continuation, the portion of LIBOR Loan to be continued, and the duration of the Interest Period applicable thereto.

              (iii) Borrower may elect from time to time to convert all or any portion of a LIBOR Loan into a Base Rate Loan by giving the Agent an irrevocable Continuation/Conversion Notice not later than 11:00 A.M. (San Antonio time) one Business Day before the date of conversion. The Continuation/Conversion Notice shall specify the portion of the LIBOR Loan to be converted and the date of conversion.

              (iv) Upon receipt of a Continuation/Conversion Notice, the Agent shall promptly notify each Bank thereof. Any continuation pursuant to the preceding clause (ii) or conversion pursuant to the preceding clause (iii), may only occur on the last day of the applicable Interest Period. Each Borrowing continued as, or converted to, a LIBOR Loan shall be in a minimum principal amount of $500,000, or a multiple of $250,000 in excess thereof, and each Borrowing continued as, or converted to, a Base Rate Loan shall be in a minimum principal amount of $100,000 or a multiple thereof.

       (b) No Notice. If no Continuation/Conversion Notice is given with respect to any LIBOR Loan prior to the time specified in Section 2.5(a)(i) or
Section 2.5(a)(ii), or if a Continuation/Conversion Notice is timely or otherwise given, but it is incomplete and is not completed before the respective time required by this Agreement, Borrower shall be deemed to have converted such Loan into a Base Rate Loan on the last day of the applicable Interest Period.

       (c) Restrictions on Use of Options. Notwithstanding anything to the contrary contained in this Section 2.5, no LIBOR Loan may be made or continued as such, and no Loan shall be made or converted to a LIBOR Loan, (i) when any Default or Event of Default has occurred and is continuing, (ii) when any provision of any Loan Document prohibits or would preclude any such continuation, election or conversion, or (iii) if after giving effect to any such proposed continuation, election or conversion, it would be necessary to prepay, in whole or part, a LIBOR Loan prior to the expiration of its then applicable Interest Period in order for the Borrower to pay, in full and in accordance with this Agreement, a mandatory, scheduled or voluntary payment or prepayment of principal hereunder, including the final maturity payment hereunder. During the period that a LIBOR Loan is prohibited or precluded hereunder from continuation, election or conversion, and unless otherwise expressly provided herein, each such LIBOR Loan shall be automatically converted to a Base Rate Loan on the last day of the applicable Interest Period, and each other Loan shall be continued as a Base Rate Loan.

       SECTION 2.6   Commitment and Other Fees.  Subject to Section 10.8:

       (a) Borrower shall pay to the Agent, for the ratable account of the Banks, the following fees: (i) [**] per annum on the total unused portion of the Commitments of all Banks during the Availability Period. Such fees shall be payable quarterly in arrears on each Quarterly Date during the Availability Period and on the Commitment Termination Date.

       (b)    Borrower shall pay to the Issuing Bank the fees referred to in
Section 2.18 as consideration for the issuance of Letters of Credit. Such fees shall be for the account of the Issuing Bank or for the ratable account of the Banks, as provided in Section 2.18.

       (c) On the Closing Date, Borrower shall pay the Agent, for the ratable account of the Banks, a facility fee in the amount of [**], less the amount of [**] previously paid.

       SECTION 2.7 Termination of Commitments. To the extent not theretofore terminated pursuant to other provisions of this Agreement, the Commitments of all Banks shall terminate on December 20, 1999.

       SECTION 2.8   Mandatory Prepayments.

       (a) If at any time (whether as a result of a change in the Consolidated Borrowing Base or otherwise), (i) the aggregate principal amount of all Loans outstanding plus the Letter of Credit Exposure exceeds the lesser of (x) the Consolidated Borrowing Base then in effect and (y) the aggregate amount of the Commitments of all Banks, or (ii) the aggregate principal amount of all Capital Expenditure Advances outstanding exceeds $3,000,000, Borrower shall immediately prepay the Loans in an amount at least equal to such excess. All such mandatory prepayments shall be accompanied by, and Borrower shall pay, interest thereon which has accrued until the date of payment thereof.

       (b) If at any time, Parent Company makes a Qualified Debt Offering permitted under Section 6.2(v), unless the Required Banks agree otherwise in writing prior to such Qualified Debt Offering, (i) Borrower shall immediately prepay the Loans in amounts equal to, in the aggregate, the Net Cash Proceeds of the Qualified Debt Offering, and (ii) the Commitments of the Banks shall be ratably reduced by the amount of such Net Cash Proceeds.

       (c) On or before the 120th day after each Capital Expenditure Advance, Borrower shall prepay the Loans in an amount equal to such Capital Expenditure Advance. All such mandatory prepayments shall be accompanied by, and Borrower shall pay, interest thereon which has accrued until the date of payment thereof.

       (d) By 11:00 A.M. (San Antonio time) on the date that a mandatory prepayment is required under this Section 2.8, Borrower shall select which outstanding Loans (indicating the Type) are to be prepaid and shall notify the Agent thereof. Such notice shall not be revocable by Borrower. By 12:00 noon (San Antonio time) on the date of receipt of such notice, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment. Each such prepayment shall be applied to prepay ratably the respective Loans so selected.

       (e) As provided in Section 2.2(d), Borrower shall immediately prepay the principal of, and accrued interest on, portions of Borrowings funded by the Agent as to which and to the extent a Bank has not funded its pro rata portion.

       SECTION 2.9   Principal Payments on Loans.        The aggregate unpaid
principal balance of the Loans, together with accrued, unpaid interest thereon shall (unless the maturity thereof is sooner accelerated or otherwise becomes due and payable by Borrower in accordance with the terms hereof or any other Loan Document) mature and be due and payable by Borrower on the Commitment Termination Date.

       SECTION 2.10  Optional Prepayments.

       (a) Borrower may, upon notice to the Agent given not later than 12:00 noon (San Antonio time) on (i) the Business Day of prepayment of any Base Rate Loan and (ii) the LIBOR Business Day prior to the date of prepayment of any LIBOR Loan, prepay (without premium or penalty, other than any funding losses as provided in Section 2.12) any Loan in whole at any time, or from time to time in part, in minimum principal amounts of $500,000 or any integral multiple thereof; provided however, LIBOR Loans may be prepaid only on the last day of the Interest Period for such Loan. Such notice shall specify the date and amount of prepayment and the Loan or Loans (indicating the corresponding Type) applicable to such prepayment and shall not be revocable by Borrower. The payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest thereon and other fees and expenses due and owing by Borrower with respect to the Loans being prepaid to the date of prepayment.

       (b) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share, if any, of such prepayment.

       SECTION 2.11 General Provisions as to Payments. Except as otherwise provided in Section 2.18(c), Borrower shall make each payment of (i) principal of and interest on the Loans, (ii) the Reimbursement Obligations and (iii) fees or any other Obligations of Borrower, in U.S. dollars, not later than 12:00 noon (San Antonio time) on the date when due (it being understood that interest shall accrue and be payable for such date on any amounts which are paid after 12:00 noon (San Antonio time)), in immediately available funds, without deduction, setoff or counterclaim to the Agent, the Issuing Bank or any Bank at the account of the Agent set forth in Annex A. By 1:00 P.M. (San Antonio time) on the date of receipt, the Agent will distribute to the Issuing Bank or each Bank (as applicable), in accordance with the terms of this Agreement, its ratable share of each such payment. Whenever any payment of principal of or interest on the LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding LIBOR Business Day. Whenever any payment of any other Obligations shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended as provided above or by operation of law or otherwise, interest thereon shall be payable for such extended time. Unless the Agent has received notice from Borrower prior to the date on which any payment is due to each Bank or the Agent hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at a rate per annum equal to the Federal Funds Rate. In the event any payment received by the Agent and so paid to Banks is rescinded or must otherwise be returned by the Agent, each Bank shall, upon the request of the Agent, repay to the Agent the amount of such payment paid to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at a rate per annum equal to the Federal Funds Rate.

       SECTION 2.12 Funding Losses. If Borrower (i) makes any payment or prepayment of principal with respect to any LIBOR Loan, pursuant to Article 2 or otherwise, on any day other than the last day of the Interest Period applicable thereto, (ii) fails to borrow, pay or prepay any LIBOR Loans after notice has been given to any Bank in accordance with Section 2.2(b), or 2.10(b), (iii) defaults in making a Borrowing of, conversion into, or continuation of, LIBOR Loans after it has given a notice regarding same in accordance with the provisions of this Agreement, or (iv) converts or continues a LIBOR Loan, or converts a Base Rate Loan into a LIBOR Loan, in any event in this clause (iv) pursuant to Section 2.5 at any time other than at the end of (or in the case of a conversion to a Base Rate Loan, at the beginning of) the relevant Interest Period, then Borrower shall, subject to Section 10.8, indemnify and reimburse Agent and/or each Bank, as applicable, on demand for any actual loss or expense incurred or sustained by it as a consequence of any thereof, including any loss incurred or sustained in obtaining, liquidating, employing or redeploying deposits from third parties, and including loss of Applicable Margin, for the period after any such payment, conversion, continuation or failure to borrow, through the end of such Interest Period; provided that the Agent and/or such Bank shall have delivered to Borrower a certificate as to the amount of such loss or expense which certificate shall be conclusive and binding against Borrower, absent manifest error, if determined in good faith.

       SECTION 2.13 Sharing of Payments, etc. Each of the Agent and the Banks agrees that if it shall, whether through the exercise of rights under any Loan Document or rights of banker's lien, set-off, counterclaim or otherwise against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it by Borrower which, taking into account all distributions made by the Agent under this Agreement causes the Agent or such Bank to have received more than it would have received had such payment been received by the Agent and distributed pursuant to this Agreement, then (i) it shall notify the Agent and each of the other Banks, (ii) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause the Agent and all Banks to share all payments as provided for herein, and (iii) such other adjustments shall be made from time to time as shall be equitable to ensure that the Agent and all Banks share all payments of Obligations as provided for herein; provided, however, nothing contained herein shall in any way affect the right of the Agent or any Bank to obtain payment (whether by exercise of rights of banker's lien, set-off, counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this Section 2.13 is thereafter recovered from the seller under this Section 2.13 which received the same, the purchase provided for in this Section 2.13 shall be deemed to have been rescinded and the purchase price restored to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

       SECTION 2.14 Pro Rata Treatment. Except as required under Section 2.12, Section 2.18(c), Section 2.18(d) and Article 9, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the fees, each termination or reduction of the Commitments, and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type, shall be allocated ratably and pro rata among the Banks in accordance with their respective Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's portion of such Borrowing to the next higher or lower whole dollar amount.

       SECTION 2.15 Proceeds of Loans. The proceeds of the Loans and the Letters of Credit shall be used by Borrower solely (i) to refinance the unpaid principal amount of loans under the Original Loan Agreement, (ii) to provide working capital for Borrower, (iii) to finance certain capital expenditures by Borrower, to the extent permitted hereunder, and (iv) for general corporate purposes for Borrower.

       SECTION 2.16 Collateral; Guaranty Agreements. The Obligations shall be secured by (i) a perfected and first-priority Lien (subject only to Permitted Liens) in and to all accounts receivable of each Company (other than any Excluded Subsidiary), and (ii) a pledge, free and clear of all Liens, by Parent Company of all of the outstanding shares of capital stock of each Subsidiary of Parent Company. Parent Company and each Subsidiary of Parent Company (other than Borrower and any Excluded Subsidiary) will also execute a guaranty agreement to guarantee the Obligations.

       SECTION 2.17  Taxes on Payments.

       (a) Subject to Section 10.8, Borrower agrees to pay any present or future stamp or documentary or mortgage recording taxes or any other excise or property taxes, recording or other charges or similar levies which arise from any payment made hereunder or under any other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

       (b) SUBJECT TO SECTION 10.8, BORROWER HEREBY AGREES TO INDEMNIFY EACH BANK AND THE AGENT FOR THE FULL AMOUNT OF OTHER TAXES (INCLUDING WITHOUT LIMITATION, ANY OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.17) PAID BY SUCH BANK OR THE AGENT AND ANY LIABILITY (INCLUDING PENALTIES,

INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED; PROVIDED THAT, IN THE EVENT SUCH OTHER TAXES ARE INCORRECTLY OR ILLEGALLY ASSESSED OR IF THE BANK CONTESTS THE ASSESSMENT OF SUCH OTHER TAXES, SUCH BANK OR THE AGENT, AS APPLICABLE, SHALL REFUND, TO THE EXTENT OF ANY REFUND MADE TO SUCH BANK OR THE AGENT, ANY AMOUNTS PAID BY BORROWER UNDER THIS SECTION 2.17(B) IN RESPECT OF SUCH OTHER TAXES. SUBJECT TO SECTION 10.8, AMOUNTS PAYABLE BY BORROWER UNDER THIS SECTION 2.17(B) SHALL BE PAID WITHIN 30 DAYS AFTER THE DATE SUCH BANK OR THE AGENT MAKES WRITTEN DEMAND THEREFOR.

       SECTION 2.18  Letters of Credit.

       (a) Subject to the terms and conditions hereof, the Revolving Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Loans provided for in Section 2.1 hereof, by the issuance by the Issuing Bank of one or more Letters of Credit for the account of Borrower; provided, however, that no Letter of Credit may be issued if (i) after giving effect thereto (A) the Letter of Credit Exposure (including the amount of the requested Letter of Credit) would exceed the Letter of Credit Limit or (B) such Letter of Credit Exposure plus the aggregate outstanding principal balance of the Revolving Loans would exceed the Revolving Commitments of all Banks, and
(ii) the expiration date thereof extends beyond the earlier of one year from issuance or 5 Business Days prior to the Revolving Commitment Termination Date. In addition to the applicable provisions of Article 3, all Letters of Credit shall be issued upon the request of Borrower on the terms and conditions set forth in this Section 2.18; and the provisions hereof that are applicable to the issuance of a Letter of Credit shall be correspondingly applicable to each renewal, extension or reissuance thereof, or amendment thereto. Upon the date of issuance by the Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Exposure, to the extent of such Bank's pro rata share of the Revolving Commitments of all Banks. Borrower hereby acknowledges and agrees to all such participations.

       (b) Borrower shall give the Agent and the Issuing Bank at least 5 Business Days' prior written notice specifying the date each Letter of Credit is to be issued and describing the proposed terms of such Letter of Credit, including without limitation, the date, face amount, beneficiary and expiry date thereof, the nature of the transactions proposed to be supported thereby and such other information as the Issuing Bank shall reasonably request, all in detail reasonably satisfactory to the Issuing Bank. Upon receipt of such notice, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's pro rata share of the amount of such proposed Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be reasonably satisfactory to the Agent and the Issuing Bank, and that Borrower shall have executed and delivered a reimbursement agreement acceptable to the Issuing Bank, and such other instruments and agreements relating to such Letter of Credit as either the Agent or the Issuing Bank shall have reasonably requested. Each Letter of Credit shall, to the extent not inconsistent with the express terms hereof or the applicable Application, be subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank (the "UCP")), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas (other than conflict of law principles).

       (c) Borrower agrees to pay the following fees, by remittance to the Agent, in respect of Letters of Credit issued hereunder: (i) with respect to each Letter of Credit which is issued as a standby letter of credit, for the account of the Issuing Bank, a fee to be mutually agreed upon in writing by the Issuing Bank and Borrower prior to the issuance of such Letter of Credit; (ii) with respect to each Letter of Credit which is issued as a standby letter of credit, for the ratable account of the Banks, a fee equal to (x) the per annum rate to be mutually agreed upon in writing by the Banks and Borrower prior to the issuance of such Letter of Credit multiplied by (y) the face amount of such Letter of Credit for the stated term of such Letter of Credit, adjusted for the actual days outstanding; (iii) with respect to each Letter of Credit which is issued as a commercial letter of credit, for the ratable account of the Banks, a fee in an amount equal to a percentage to be mutually agreed upon in writing by the Banks and Borrower prior to the issuance of such Letter of Credit multiplied by the face amount of such Letter of Credit; and (iv) with respect to the negotiation of each Letter of Credit, for the account of the Issuing Bank, a fee to be mutually agreed upon in writing by the Issuing Bank and Borrower prior to the issuance of such Letter of Credit, each of the foregoing fees being non-refundable. The foregoing fees shall be due and payable as follows: (A) fees under clause (i) above shall be due and payable upon issuance of the Letter of Credit; (B) fees under clause (ii) above shall be due and payable quarterly in advance on each Quarterly Date with respect to the portion of the stated term of the Letter of Credit covered by the next succeeding calendar quarter; and (C) fees under clauses (iii) and (iv) shall be due and payable upon negotiation of the Letter of Credit. The foregoing fees are distinct from, and in addition to, interest on the Notes and Loans, if any, made in respect of the Letters of Credit, and fees and other amounts otherwise provided herein.

       (d) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify Borrower, the Agent and each Bank of Borrower's Reimbursement Obligations as a result of such demand and the date on which any payment is to be made to such beneficiary in respect of such demand. Borrower shall, by 12:00 Noon (San Antonio time) on the date on which a drawing is to be made, reimburse the Issuing Bank for any amount paid or to be paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or further notice or other formalities of any kind, in an amount, in same day funds, and the unpaid balance of such amount from time to time remaining outstanding and unpaid after each such drawing shall accrue interest, until paid in full, at the Default Rate, which interest shall be due and payable on demand, or if demand is not sooner made, then on the Monthly Date next following such drawing and, if applicable, on each Monthly Date thereafter.

       (e) If, by 12:00 Noon (San Antonio time) on the day on which a drawing is to be made or is made, Borrower fails to reimburse the Issuing Bank as provided in Section 2.18(d), for whatever reason, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective pro rata portion thereof. On the date of such notice (or if such notice is given after 12:00 Noon (San Antonio time) on such date, on the next succeeding Business
Day), each Bank agrees, without regard to the existence of a Default or Event of Default, to pay to the Issuing Bank, an amount equal to such Bank's pro rata portion of such unreimbursed amount, together with interest on such amount for each day from the date the Issuing Bank pays such draw to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period. The Issuing Bank shall pay to each Bank such Bank's pro rata portion of all amounts received from Borrower for payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to this Section 2.18(e).

       (f) Reimbursement Obligations of Borrower in respect of the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

              (1) any lack of validity or enforceability of any Letter of Credit, or any agreement or instrument related thereto, or any other Loan Documents;

              (2) any amendment or waiver of, or any consent to departure from, the terms of any Letter of Credit or any other Loan Document, without the express prior written consent of the Issuing Bank and the Required Banks;

              (3) the existence of any claim, set-off, defense or other rights which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Bank or any other Person, whether in connection with such Letter of Credit, this Agreement, any other Loan Document or any agreement or instrument related thereto, the transactions contemplated herein, or any unrelated transaction;

              (4) any statement, draft, certificate, demand or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

              (5) payment by the Issuing Bank under any Letter of Credit against presentation of a draft, demand, certificate or other document which appears on its face to comply but does not in fact comply with the terms of such Letter of Credit;

              (6) any material adverse change in the financial condition of Borrower;

              (7) any breach of any Loan Document by Borrower or any other Person; or

              (8) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, other than the gross negligence or wilful misconduct of the Issuing Bank.

       (g) IN ORDER TO INDUCE THE ISSUANCE OF LETTERS OF CREDIT BY THE ISSUING BANK, (I) BORROWER AGREES THAT THE ISSUING BANK SHALL NOT BE RESPONSIBLE OR LIABLE FOR, AND BORROWER'S OBLIGATIONS HEREUNDER AND UNDER EACH OTHER LOAN DOCUMENT WITH RESPECT TO THE LETTERS OF CREDIT SHALL NOT BE AFFECTED BY, ANY CIRCUMSTANCE, ACT OR OMISSION WHATSOEVER (WHETHER OR NOT KNOWN TO THE ISSUING BANK) OTHER THAN A CIRCUMSTANCE, ACT OR OMISSION CAUSED SOLELY BY AND RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL

MISCONDUCT OF THE ISSUING BANK, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (II) BORROWER ASSUMES ALL RISK OF THE ACTS OR OMISSIONS OF THE BENEFICIARY OR ANY TRANSFEREE OF ANY LETTER OF CREDIT WITH RESPECT TO THE USE OF SUCH LETTER OF CREDIT. NEITHER THE ISSUING BANK NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, DIRECTORS OR INSURERS, OR ANY OF ITS OR THEIR SUCCESSORS, ASSIGNS, HEIRS AND LEGAL REPRESENTATIVES (COLLECTIVELY, THE "ISSUING BANK PARTIES"), SHALL BE LIABLE OR RESPONSIBLE FOR: (1) VALIDITY, SUFFICIENCY OR GENUINENESS OF CERTIFICATES OR OTHER DOCUMENTS, OR OF ANY ENDORSEMENTS THEREON, EVEN IF SUCH CERTIFICATES OR OTHER DOCUMENTS SHOULD IN FACT PROVE TO BE IN ANY OR ALL RESPECTS INVALID, INSUFFICIENT, FRAUDULENT OR FORGED; (2) ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN TRANSMISSION OR DELIVERY OF ANY MESSAGES OR ADVICES BY MAIL, TELEX OR OTHERWISE, WHETHER OR NOT THEY BE IN CODE; (3) ERRORS IN TRANSLATION OR FOR ERRORS IN INTERPRETATION OF FOREIGN, TECHNICAL OR INDUSTRY-SPECIFIC TERMS; (4) THE USE THAT MAY BE MADE OF ANY LETTER OF CREDIT OR FOR ANY ACTS OR OMISSIONS OF THE BENEFICIARY AND ANY TRANSFEREE IN CONNECTION THEREWITH; (5) PAYMENT BY THE ISSUING BANK AGAINST PRESENTATION OF DOCUMENTS THAT DO NOT COMPLY WITH THE TERMS OF ANY CORRESPONDING LETTER OF CREDIT, INCLUDING FAILURE OF ANY DOCUMENTS TO BEAR ANY REFERENCE OR ADEQUATE REFERENCE TO SUCH LETTER OF CREDIT; (6) ANY CONSEQUENCE ARISING FROM CAUSES BEYOND THE CONTROL OF THE ISSUING BANK; AND (7) ANY OTHER CIRCUMSTANCES WHATSOEVER IN MAKING OR FAILING TO MAKE PAYMENT UNDER ANY LETTER OF CREDIT; EXCEPT ONLY THAT BORROWER SHALL HAVE A CLAIM AGAINST THE ISSUING BANK, AND THE ISSUING BANK SHALL BE LIABLE TO BORROWER, TO THE EXTENT, BUT ONLY TO THE EXTENT, OF ANY DIRECT, AS OPPOSED TO CONSEQUENTIAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES SUFFERED BY BORROWER WHICH BORROWER PROVES WERE CAUSED BY THE FAILURE OF THE ISSUING BANK TO DETERMINE WHETHER ANY DRAFT, CERTIFICATE OR OTHER DOCUMENT PRESENTED UNDER ANY LETTER OF CREDIT APPEARED ON ITS FACE TO COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT. IN FURTHERANCE OF THE FOREGOING, AND NOT IN LIMITATION THEREOF, THE ISSUING BANK MAY ACCEPT CERTIFICATES OR OTHER DOCUMENTS THAT APPEAR ON THEIR FACE TO BE IN ORDER, WITHOUT RESPONSIBILITY FOR FURTHER INVESTIGATION. NONE OF THE FOREGOING SHALL AFFECT, IMPAIR OR PREVENT THE VESTING OF ANY OF THE RIGHTS AND POWERS OF THE ISSUING BANK, THE AGENT OR ANY BANK HEREUNDER FOR ANY OF THE AGREEMENTS ENTERED INTO BY BORROWER WITH RESPECT TO ANY LETTER OF CREDIT, ALL OF WHICH RIGHTS SHALL BE CUMULATIVE.

       IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING PROVISIONS, BORROWER AGREES THAT ANY ACTION TAKEN BY THE ISSUING BANK (INCLUDING AS A RESULT OF ITS OWN NEGLIGENCE) WITHOUT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT, OR ANY RELATED DRAFTS, CERTIFICATES, DOCUMENTS OR INSTRUMENTS, SHALL BE BINDING, ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY, ON BORROWER AND SHALL NOT PUT THE ISSUING BANK UNDER ANY RESULTING LIABILITY TO BORROWER, AND BORROWER MAKES LIKE AGREEMENT AS TO ANY INACTION OR OMISSION, UNLESS WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. BORROWER ACKNOWLEDGES AND AGREES THAT THE FOREGOING PROVISIONS OF THIS SECTION 2.18(G) ARE INTENDED TO RELEASE THE ISSUING BANK FROM ANY OBLIGATION OR LIABILITY RESULTING FROM, OR ATTRIBUTABLE TO, ANY ISSUING BANK, UNDER, OR IN CONNECTION WITH, ANY LETTER OF CREDIT.

                                   ARTICLE 3

                                   CONDITIONS

       SECTION 3.1 Initial Loans on the Closing Date. The obligations of the Banks to make any Loan, or the Issuing Bank to issue any Letter of Credit, on the Closing Date are subject to the conditions precedent that on or before the Closing Date, the Agent shall have received, there shall have been performed and there shall exist, the documents, actions and other matters set forth in Annex C hereto, each in form, scope and substance, and (as applicable) dated as of a date, satisfactory to the Agent and its counsel.

       SECTION 3.2 All Loans, Conversions/Continuations. The obligations of the Banks to make each Loan or to continue any Loan as, or to convert any Loan into, a LIBOR Loan or a Base Rate Loan, or of the Issuing Bank to issue any Letter of Credit, are subject to, in addition to the conditions referred to in
Section 3.1, the satisfaction of the Agent as to the following conditions precedent:

       (a) Representations True and No Defaults. (i) The representations and warranties contained and referred to in Article 4 (other than those representations and warranties limited by their terms to a specific date) shall be true, complete and accurate in all material respects on and as of the date of the Credit Event as though made on and as of such date; (ii) no event shall have occurred since the date of the most recent financial statements delivered pursuant to Section 5.1 (or in the case of a Credit Event prior to the delivery of such statements, June 30, 1996), that has caused a Material Adverse Effect; and (iii) no Event of Default or Default shall have occurred and be continuing.

       (b) No Material Adverse Change. As of the date of the Credit Event, no change or event that causes a Material Adverse Effect shall have occurred.

       (c) Borrowing/Letter of Credit Documents. Other than a continuation or conversion pursuant to Section 2.5, the Agent shall have received (i) a certificate signed by an Authorized Officer of the Borrower dated as of such date to the effects set forth in Section 3.2(a) and (ii) a Notice of Borrowing delivered in accordance with Section 2.2(a), or a notice requesting a Letter of Credit.

       (d) Continuation/Conversion Documents. On the date of any continuation or conversion pursuant to Section 2.5, the Agent shall have received (i) a certificate executed by an Authorized Officer of the Borrower dated as of such date to the effects set forth in Section 3.2(a) and (ii) a Continuation/Conversion Notice delivered in accordance with Section 2.5(a).


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

       To induce each of the Agent, the Issuing Bank and the Banks to enter into and perform its agreements pursuant to this Agreement, including, without limitation, the making of the Loans and the issuing of the Letters of Credit, Borrower and Parent Company (i) make and reaffirm to each of the Agent Bank and the Banks each of the representations and warranties contained in each Loan

Document, and (ii) without duplication, represent and warrant to each of the Agent, the Issuing Bank and the Banks that, at the time of execution hereof and the transactions contemplated hereby and as of each of the dates of each of the financial statements required to be delivered, from time to time, pursuant to
Section 5.1:

       SECTION 4.1 Entity Status; Power and Authority. Each Company is a corporation duly organized and validly existing in good standing under the laws of the State of incorporation and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the failure to be so qualified could have a Material Adverse Effect, all of which jurisdictions are set forth in Schedule 4.1 hereto. Each Company has the corporate power and authority and all Legal Rights which are necessary (i) to own, lease, use and operate its respective Property and to transact its business as now being and as proposed to be conducted and (ii) to execute and deliver each Loan Document, perform and comply with all obligations and agreements thereunder and consummate the transactions contemplated thereby.

       SECTION 4.2 Authorization; Consents. The execution, delivery and performance by each Company of each Loan Document to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate and other action by, on behalf of, and with respect to, each Company, and no consent, approval, authorization, declaration, filing, order or other action by, on behalf of, or with respect to, any Company is required of, or from, any Governmental Authority or other Person in connection with any of such execution, delivery or performance, or the validity or enforceability of any Loan Document against each Company which is a party thereto or any Property covered thereby which has not been obtained and is final and in full force and effect.

       SECTION 4.3 No Conflicts. Neither the execution or delivery of any Loan Document, nor the consummation of any transaction contemplated therein, nor the performance of, or compliance with, any of the terms and provisions thereof, does or will (i) conflict with, or result in or constitute a breach, violation or default of, or require a consent under, (A) any provision of Law to which any Company or any of its Property is subject or bound, (B) any judgment or Legal Right applicable to any Company or any of its Property, (C) any lease, indenture, loan agreement, note, purchase or acquisition agreement, mortgage, deed of trust or other agreement or instrument to which any Company is a party or by which it or any of its Property may be bound or subject, or
(D) any provision of the charter or bylaws any Company, or (ii) result in the creation or imposition of any Lien or Negative Pledge upon any Company or any of its Property, except for the benefit of the Agent, the Issuing Bank and the Banks.

       SECTION 4.4 Enforceable Obligations; Lien Establishment. Each Loan Document has been duly executed and delivered by each Company which is a party thereto and constitutes the legal, valid and binding obligations of each Company, enforceable against each Company in accordance with its respective terms. Each Security Document creates a legal and valid Lien in the Property covered thereby, and such Lien is a perfected and first-priority Lien (subject to Permitted Liens) in favor of the Banks and as such, is enforceable against each Company which is a party thereto and all Persons claiming by, through or against each such Company or any of the Property covered by such Lien.

       SECTION 4.5 Title to Properties. Each Company has good and indefeasible title to, or valid leasehold interests in, as applicable, all of its Property, free and clear of all Liens (except

Permitted Liens), Negative Pledges and any other adverse claims of any nature, except any of the foregoing which are for the benefit of the Agent and the Banks. Except as set forth in Schedule 4.5, there are no financing statements, lien instruments, abstracts of judgment, levies, executions or other filings of record in any jurisdiction naming any Company as "debtor," "mortgagor," "obligor" or the like, or covering any Property of any Company, except those evidencing Permitted Liens.

       SECTION 4.6   Financial Condition.

       (a) Financial Statements. Borrower has delivered to the Agent copies of the audited consolidated and consolidating balance sheet of the Companies as of September 30, 1995, and the related statements of income, stockholders' equity and cash flows for the year ended on such date, with reports thereon by Arthur Andersen, L.L.P., its independent public accountants, and unaudited copies of such financial statements of the Companies for the quarterly period ended June 30, 1996. Such financial statements (together with related schedules and notes, the "Financial Statements") fairly present the financial condition of the Companies as of the respective dates thereof and have been prepared in accordance with GAAP applied throughout the periods covered thereby on a basis consistent with that of prior periods, subject to normal year-end audit adjustments. As of the date hereof, no Company has any (i) obligations, liabilities or other Indebtedness (including Guarantees) not reflected in such Financial Statements other than those incurred in the ordinary course of business after the date of such Financial Statements or (ii) Investments in any Person which are (separately or in the aggregate) not reflected in such Financial Statements other than those made in the ordinary course of business after the date of such Financial Statements; and there has been no material adverse change in the financial condition, management, control, operations, business or prospects of the Companies or their respective Property (as applicable) since the date of the Financial Statements.

       (b) Solvency. Upon giving effect to the issuance of each Note (and the incurrence of the Indebtedness thereunder), the execution, delivery and performance of each Loan Document by each Company which is a party thereto, and the consummation of the transactions contemplated thereby, the following are and will be true, complete and accurate in all material respects as to each
Company:

              (i) the fair saleable value of the assets of each Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities but excluding, with respect to Enhanced Services Billing, Inc., liabilities of Enhanced Services Billing, Inc. with respect to its Affiliate Guaranty) of such Company, as they mature;

              (ii) the assets of each Company do not constitute unreasonably small capital for such Company to carry out its business as now conducted and as proposed by it to be conducted;

              (iii) no Company intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Company, and of amounts to be payable on or in respect of debt of such Company); and

              (iv) no Company intends, nor believes, that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

       SECTION 4.7 Full Disclosure. There is no fact that any Company has not disclosed to the Banks which might reasonably be expected to have a Material Adverse Effect. Neither the financial information referenced in
Section 4.6(a) nor any certificate, report, exhibit, schedule, statement, disclosure letter or other information furnished to the Agent or any Bank by, or on behalf of, any Company, whether heretofore or herewith, in connection with the negotiation, preparation, execution, delivery or consummation of this Agreement and the other Loan Documents, or included therein or delivered pursuant thereto, contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make and keep the statements contained herein or therein from being misleading. All information furnished after the date hereof by or on behalf of any Company shall be true, complete and accurate in all material respects.

       SECTION 4.8 No Default or Adverse Condition. No event has occurred and is continuing which constitutes a Default or an Event of Default, and there exists no event, circumstance, condition or casualty (whether or not covered by insurance) which could have a Material Adverse Effect.

       SECTION 4.9 Material Agreements; Insurance. No Company is in default under, or in violation or breach of (nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under, or a violation or breach of), (i) its charter, bylaws or other internal governance document, (ii) any Judgment affecting it or any of its Property, or (iii) any partnership agreement or any material indenture promissory note, contract, lease, purchase or acquisition agreement, loan agreement, mortgage, deed of trust, security agreement, license, permit, franchise or other material agreement or obligation to which it is a party or by which it or any of its Property is bound. Attached hereto as Schedule 4.9 is a complete and correct list of all of each Company's material patents, trademarks, trade names, copyrights and service marks and all applications, registrations and licenses relating thereto. Except for Interest Rate Agreements to which Borrower is a party and bound by, no Company is a party to, or bound by, any futures contract, forward agreement or contact, interest rate swap contract, commodity price swap contract or other hedging agreement or material contract or agreement except for billing, collection and information management agreements entered into in the ordinary course of business of Borrower, the Advanced Payment Agreements and the agreements listed on Schedule
4.9.  Each Company maintains insurance in compliance with Section 5.10.

       SECTION 4.10 No Litigation. Except as set forth on Schedule 4.10 (and therein designating which of the following clauses (i) through (iv) is applicable thereto), as of the date hereof, there is no Litigation or Judgment pending, or to the knowledge of any Company threatened, against, affecting or challenging (as applicable) (i) except collection suits initiated by Borrower against providers of pre-subscribed telecommunications services in the ordinary course of Borrower's business, any Collateral, including, without limitation, each Company's sole legal and beneficial title therein and all Legal Rights with respect thereto, (ii) the validity or enforceability of any Loan Document,
(iii) the ability of each Company to enter into, execute, deliver and perform its obligations under each Loan Document to which it is a party as provided therein, and otherwise to consummate the actions and transactions contemplated thereby, (iii) any Company which, if adversely determined, could reasonably be expected to result in a Judgment, individually or when aggregated with all other Judgments, (A) for the payment of money in excess of $1,000,000 (regardless of insurance coverage) or (B) for the forfeiture of any Legal Rights of any Company (other than of a trivial or non-consequential nature), or (iv) any Company, or any of its respective Property or Legal Rights, which might otherwise have a Material Adverse Effect.

       SECTION 4.11 Use of Proceeds; Margin Stock. The proceeds of the Loans will be used solely as provided in Section 2.15, and none of such proceeds will be used (i) for the purpose of purchasing or carrying any "margin stock" as defined in Regulations G, T, U or X, (ii) for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry a "margin stock," or (iii) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations G, T, U or X. No Company nor any Person acting on behalf of any Company is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock". No Company nor any Person acting on behalf of any Company has taken or will take any action which might cause any of the Loan Documents to violate Regulations G, T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

       SECTION 4.12 No Financing of Regulated Corporate Takeovers. No proceeds of the Loans will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Exchange Act, including particularly Sections 13(d) and 14(d) thereof.

       SECTION 4.13 Taxes. All Tax returns, reports, statements and filings required to be filed by each Company in any jurisdiction have been timely and correctly filed, except for Tax returns, reports, statements and filings in any jurisdiction where the aggregate Tax liability of the Companies determined on a consolidated basis does not exceed $5,000, and all Taxes upon each Company or any of its Property have been paid prior to the time that such Taxes could give rise to a Lien thereon, except for Contested Claims. Except as set forth on
Schedule 4.13, no tax or similar Lien has been filed on, or is being enforced against, any Company or any of its Property, and no United States Federal income tax returns of any Company have ever been and are not now being, examined or audited, and (ii) there is no proposed Tax assessment against any Company any of its Property, and there is no basis for any such assessment.

       SECTION 4.14 Principal Office; Names; Primary Business. The actual and anticipated principal place of business of each Company, or if it has more than one such place, its chief executive office, is shown in Schedule 4.14, and each Company intends to maintain its principal records and books at such office.
Schedule 4.14 also lists the address of each location at which each Company operates or conducts its business or maintains or stores any of its equipment, inventory or other Property. No Company (i) has heretofore conducted and is not now conducting, nor does it currently plan hereafter to conduct, any business or operations, or owned or is owning or operated or is operating, or currently plans hereafter to own or operate, any Property, in any name, other than set forth on Schedule 4.14 and (ii) has not heretofore merged into, consolidated with, or acquired, and has no current plans to merge into, consolidate with or acquire, any Person other than as set forth on Schedule
4.14. Except for Inter-Lata Aviation, Inc., whose primary business is the ownership and operation of an aircraft primarily used in connection with the business of the Companies, the primary business of each Company, either directly or through its Affiliates, is that of a provider of billing and collection services or management information services.

       SECTION 4.15 Subsidiaries. No Company has any Subsidiaries and is not a general or limited partner in any Person, except as set forth in Schedule 4.15, which lists as to each Subsidiary or general or limited partnership interest: (i) name of entity; (ii) jurisdiction of incorporation or organization; (iii) foreign qualification; (iv) share/percentage/nature ownership; and (v) primary business. Except as set forth in Schedule 4.15, there are no outstanding warrants, options, rights, contracts or commitments of any Company of any kind entitling any Person to purchase or otherwise acquire
(A) any shares of capital stock of such Company or (B) any securities convertible into or exchangeable for any shares of capital stock of such Company.

       SECTION 4.16 ERISA. No Reportable Event (as defined in Section 4043(b) of ERISA) to which the notice requirement has not been waived has occurred with respect to any Plan. Each Plan complies with all applicable provisions of ERISA, and each Company has filed all reports required by ERISA and the Code to be filed with respect to each Plan. No Company has any knowledge of any event which could result in a liability of such Company to the PBGC. Each Company has met all requirements with respect to funding the Plans imposed by ERISA or the Code. Since January 1, 1986, there have not been any, nor are there now existing any events or conditions that would permit, termination of any Plan under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of any Company. The value of the Plans' liabilities as defined in Section 4001(a)(16) of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement and shall not be permitted to do so hereafter. No Plan is or has been a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

       SECTION 4.17 Compliance with Law. Each Company has complied in all material respects with, and is in compliance in all material respects with, all Laws applicable to it and its Property, including Environmental Laws and the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, et seq., as amended, including specifically, but without limitation, 29 U.S.C.
Section  215(a).

       SECTION 4.18 Government Regulation. No Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law which regulates either the incurring by such Company of Indebtedness or the determination or setting of, or changes to, the rates or amounts charged by Borrower for the goods or products it sells or the services it performs, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services. No Company is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and no Company is "controlled" by such a company, or (ii) a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and is not a "subsidiary company" or an "affiliate" of any such company.

       SECTION 4.19 Insider. No Company is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of any Company is, an "executive officer," "director" or "principal shareholder" (as those terms are defined in 12 U.S.C.
Section 375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company of which any Bank is a Subsidiary, or of any Subsidiary of a bank holding company of which any Bank is a Subsidiary.

       SECTION 4.20  Certain Environmental Matters.  Except as disclosed in
Schedule 4.20, (i) no Company (A) is aware of, or has received notice or otherwise learned of, any Environmental Complaint or Environmental Liability which could individually or in the aggregate have a Material Adverse Effect,
(B) has threatened or actual liability (contingent, direct or otherwise) in connection with the release or threatened release, generation, handling, treatment, storage, disposal or transportation of any Hazardous Material, or other substance which could individually or in the aggregate have a Material Adverse Effect, (C) is aware of, or has received notice or otherwise learned of, any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release, and/or the generation, handling, treatment, storage, disposal or transportation of any Hazardous Material for which such Company is or may be liable, (D) is in violation of any Judgment or Litigation based upon Environmental Laws, or subject to any such Judgment or Litigation, (E) does not have in full force and effect, all permits, licenses, approvals and other authorizations necessary for the use and operation of its Property, including, the generation, handling, treatment, storage, disposal, transportation or release of any Hazardous Material, and (F) is not in compliance with all Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect or to result in any Environmental Liability that could reasonably be expected to have a Material Adverse Effect; and (ii) all Properties of each Company are free from any Hazardous Material and Environmental Liens. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of, or which are in the possession or knowledge of, any Company, or any of such Company's predecessors, in relation to any Property now or previously owned or leased by such Company, or any of such Company's predecessors, which have not been (y) made available to any Bank or its agents, employees or contractors and (z) listed in Schedule 4.20. No Company has received a notice of any Environmental Liability, Environmental Lien or Environmental Complaint other than those which have been provided to the Agent and listed in Schedule 4.20.

       SECTION 4.21 Insurance; Certifications. The insurance certificates delivered pursuant to Section 3.1 are true, correct and complete, and the insurance coverage set forth therein complies in all regards with the requirements set forth in Section 5.10. In furtherance of the foregoing, but not in limitation thereof, and in furtherance of all other matters as to which certifications are required pursuant to Section 3.1, all matters certified to by each and every Person which were evidenced by certificates and certifications referred to in Section 3.1 were true, correct and complete, as so certified and received by the Agent, the Issuing Bank and each Bank, as of the Closing Date and were certified by officers of each Company, each of whom was authorized to execute and deliver such certificate for and on behalf of such Company.


                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

       Until payment in full of the Notes, the payment and performance of all other Obligations, and the expiration and termination of all Letters of Credit and so long as the Banks have any obligation hereunder to make any Loans or the Issuing Bank has any obligation to issue any Letters of Credit, Borrower and Parent Company will, and Parent Company will cause each Company to, punctually and completely perform and observe each of the following covenants:

       SECTION 5.1 Financial Statements, Reports and Documents. Borrower shall deliver the following to the Agent, in form, substance and scope reasonably satisfactory to Agent and otherwise as provided herein:

       (a) Quarterly Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter, copies of the consolidated and consolidating statements of income, stockholders' equity and cash flow of the Companies for such quarter and for the portion of the Fiscal Year ending with such quarter, and the related consolidated and consolidating balance sheets as at the end of such period, in each case setting forth in comparative form the corresponding figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and certified by the president, chief financial officer or controller of Parent Company as being true, complete and accurate in all material respects, as fairly presenting the financial condition and results of operations of the Companies for the periods therein covered, and as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments;

       (b) Annual Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, copies of the audited consolidated and consolidating statements of income, stockholders' equity and cash flow of the Companies for such Fiscal Year, and the related consolidated and consolidating balance sheets of the Companies as at the end of such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and accompanied by (i) an unqualified opinion of Arthur Andersen, L.L.P., or other independent public accountants of recognized national standing selected by Borrower and satisfactory to the Banks, to the effect that such financial statements have been prepared in accordance with GAAP, consistently applied, and fairly present the consolidated financial condition and results of operations of the Companies, as at the end of, and for, such Fiscal Year, and (ii) a certificate executed by the president, chief financial officer or controller of Parent Company to the same effect as such opinion;

       (c) Audit, Management and Other Reports. Promptly upon receipt thereof, a copy of each written report submitted to any Company by independent accountants in any annual, quarterly or special audit, review or examination;

       (d) SEC and Other Reports. Promptly upon its becoming available, one copy of each financial statement, report, notice or proxy statement sent by any Company to its stockholders or debtholders generally and of each regular or periodic report, registration statement or prospectus filed by any Company with any securities exchange or the Securities and Exchange Commission or any successor agency or any similar Governmental Authority of a foreign country, and of any order issued by any Governmental Authority in any proceeding to which any Company is a party;

       (e) Compliance Certificate. Concurrently with the delivery of the financial statements delivered pursuant to Sections 5.1(a) and (b), respectively, a certificate in the form of Exhibit C, executed by the president, chief financial officer or controller of Parent Company, (i) stating that a diligent review of the activities of the Companies during such period has been made under such officer's supervision and that to the knowledge of such officer, each Company has observed, performed and fulfilled each and every obligation and covenant contained in each Loan Document to which it is a party and is not in Default under any Loan Document to which it is a party, or, if any such Default has occurred, specifying the nature and status thereof, and
(ii) setting forth in
reasonable detail the computation and information necessary to determine whether the Companies are in compliance with Section 6.1 as of the end of the respective Fiscal Quarter or Year, as applicable;

       (f) Accountant's Certificate. Concurrently with the delivery of the financial statements delivered pursuant to Section 5.1(b), a certificate of the accountants who audited such financial statements and rendered the related opinion, stating that they have reviewed this Agreement and each other relevant Loan Document, and stating further whether, in making their audit, such accountants have become aware of any condition or event which would constitute a Default or Event of Default, and if any such condition or event then exists, specifying the nature and period of existence thereof;

       (g) Monthly Reports. Within 30 days after the end of each Fiscal Month, (i) a Consolidated Borrowing Base Certificate in the form of Exhibit D, executed by the president or chief financial officer of Parent Company, with information required therein completed to reflect the Consolidated Borrowing Base as of the end of the fiscal month and (ii) a report as to the collection of its accounts receivable in summary form, in form satisfactory to the Agent, certified by the president or chief financial officer of Parent Company;

       (h) Insurance Report. Within 15 days after any significant change in insurance coverage by Borrower, a report describing such change; and, within 90 days after the end of each Fiscal Year, a report describing the insurance coverage of Borrower;

       (i) Litigation Reports. Within (i) 90 days after the end of each Fiscal Year, complete reports by counsel to each Company describing all Litigation affecting such Company or any of its Property, and (ii) 45 days after the end of each Fiscal Quarter (except the last) in which a significant change in Litigation has occurred or additional Litigation has been threatened or commenced, reports by counsel to such Company describing such changes in or additions to Litigation since the date of the annual Litigation Report most recently received by the Agent;

       (j) Environmental Notices. Notice to the Agent, in writing, promptly upon any Company's receipt of notice or otherwise learning (whichever first occurs) from any Person of any (i) Environmental Complaint or Environmental Lien or (ii) any other claim, demand, action, event, condition, report or investigation indicating any potential or actual liability (A) upon which any Environmental Liability or Environmental Lien could result against any Company, any Bank or any Property of any Company or (B) arising in connection with (1) the non-compliance with, or violation of, the requirements of any Environmental Law, (2) the release or threatened release, generation, treatment, handling, storage, disposal or transportation of any Hazardous Material into the environment or which act, occurrence or event any Company would have a duty to report to a Governmental Authority under an Environmental Law, or (3) the existence of any Environmental Lien on any Property of any Company; and such Company shall immediately deliver a copy of each such notice to the Agent;

       (k) Supplemented Schedules. As soon as possible, and in any event within 15 days after Borrower or Parent Company obtains knowledge thereof, Borrower or Parent Company, as applicable, shall provide the Agent with a supplement to any existing Schedule which would make such Schedule (and any subsequent supplement thereto), and the corresponding representation and warranty to which it applies, true, complete and accurate; provided, however, any such supplement shall not be deemed to have amended any Schedule to this Agreement unless and until the Banks have approved such amendment; and

       (l) Other Information. Within such period reasonably prescribed by the Agent, such other information concerning the business, operations, Property or financial condition of any Company as any Bank (through the Agent) shall reasonably request.

       SECTION 5.2 Payment of Taxes and Other Liabilities. Borrower and Parent Company will, and Parent Company will cause each Company to, pay and discharge when due, but in no event, later than 30 days following the date when due, all trade payables, royalties, license fees, franchise fees, operating costs and expenses, and similar expenses and obligations related to its operations, except for Contested Claims; and, except for Contested Claims, Borrower and Parent Company will, and Parent Company will cause each Company to, timely pay and discharge when due (i) all Taxes, (ii) all other lawful claims against it or any of its Property, and (iii) all of its other Indebtedness, obligations and liabilities. In no regard shall the foregoing serve as a basis of excusing or delaying the payment by Borrower of any Indebtedness or other amounts from time to time owed by it.

       SECTION 5.3 Maintenance of Existence and Rights; Conduct of Business. Borrower and Parent Company will, and Parent Company will cause each Company to, preserve and maintain its existence and all of its Legal Rights necessary or desirable in the ordinary course of its business and conduct and the ownership, maintenance and operation of its Property, and conduct its business in an orderly and efficient manner consistent with good business practices and industry standards and in accordance with all Laws, except where the failure to so preserve, maintain or conduct would only result in a trivial and inconsequential effect. In addition, Borrower and Parent Company will, and Parent Company will cause each Company to, act prudently and in accordance with customary industry standards and with its contractual obligations in managing and operating its Property, business and investments and will keep in good working order and condition, ordinary wear and tear excepted, all of its Property and Legal Rights which are necessary or desirable to the conduct of its business and the ownership and maintenance of its Property.

       SECTION 5.4 Notice of Default. Parent Company shall furnish to the Agent, immediately upon any Company becoming aware of the existence of any condition or event which constitutes or would become a Default or an Event of Default, written notice thereof that specifies the nature and period of existence thereof and the action which such Company is taking or proposes to take with respect thereto.

       SECTION 5.5 Other Notices. As soon as possible, but in any event within 5 days of any Company becoming aware thereof, Parent Company will promptly notify the Agent of (i) any material adverse change in the financial condition, operations, Property or business of any Company, (ii) any default under, or any threatened or actual acceleration of the maturity of, any Indebtedness owing or secured by any Company (or any of its Property), which individually or in the aggregate represents a monetary obligation of $1,000,000 or more, or one with respect to which a default thereunder might have a Material Adverse Effect, (iii) any default or event of default under any lease pertaining to a location at which any Company operates or conducts any of its business or stores any of its Property, (iv) any significant adverse claim against or affecting any Company or any of the Property of any Company, and (v) the commencement of, and/or any material determination in, any Litigation which could reasonably be expected to result in a Judgment in excess of $1,000,000 (without regard to insurance coverage). In respect to each of the foregoing notices, Borrower will promptly provide to the Agent all related information requested by the Agent, in reasonable detail satisfactory to the Agent.

       SECTION 5.6 Compliance with Loan Documents. Borrower and Parent Company will, and Parent Company will cause each Company to, promptly and completely comply with and observe and perform all covenants and provisions of each Loan Document to which it respectively is a party. In furtherance of the foregoing, but in no way limiting the generality thereof, the proceeds of each Loan will be used strictly in compliance with Section 2.15.

       SECTION 5.7 Compliance with Agreements. Borrower and Parent Company will, and Parent Company will cause each Company to, promptly comply in all material respects with all material contracts, leases, agreements, indentures, mortgages or documents binding on it or affecting it or its Property, business or operations.

       SECTION 5.8 Access; Books and Records. Upon reasonable notice, during all business hours, and at any time that an Event of Default continues to exist, Borrower and Parent Company authorizes and will permit, and Parent Company will cause each Company to authorize and permit, any representatives of the Agent, the Issuing Bank or any Bank (i) to have access to, and grant permission for such representatives to examine, copy or make excerpts from, any and all books, records and documents that relate to the business, operations or Property of any Company, (ii) to inspect any and all Property of any Company, and (iii) to discuss the business, operations and financial condition of any Company with its officers, partners and employees and its independent certified public accountants, legal counsel and other consultants, all of the foregoing at the expense of Borrower. Borrower and Parent Company will, and Parent Company will cause each Company to, maintain complete and accurate books and records of its respective transactions in accordance with GAAP.

       SECTION 5.9 Compliance with Law. Borrower and Parent Company will, and Parent Company will cause each Company to, comply in all material respects with all Laws applicable to it or any of its Property, business operations or transactions.

       SECTION 5.10 Insurance. Borrower and Parent Company will, and Parent Company will cause each Company to, maintain insurance with reputable insurers of sound financial strength and creditworthiness with respect to its Property and as to its operations and business, all as required by each Loan Document to which it is a party and otherwise in such types, amounts, scope and coverage, and against such risks, casualties, contingencies and liabilities, as required or necessitated by Law, and additionally, as is customarily maintained by other Persons engaged in similar businesses and operations, the foregoing insurance coverage specifically including the following: (i) worker's compensation or similar insurance as may be required by applicable Law, (ii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about, any Property occupied by any Company or occurring as a result of the ownership, maintenance or operation by any Company of any equipment, vehicle or other Property or as the result of the use of products or equipment manufactured, constructed, sold or operated by any Company or services rendered by it, and (iii) insurance against the loss or damage to the Property and businesses of any Company now owned or hereafter acquired. In addition, (A) Borrower and Parent Company will, and Parent Company will cause each Company to, cause each policy of insurance to provide that such policy will not be canceled or modified (as to term, coverage, scope, property or risks covered, or otherwise) without 10 days prior written notice to the Agent and (B) promptly after issuance or renewal of each such policy, Parent Company will deliver to the Agent written evidence of the required coverage in the form of a certificate of insurance with the applicable endorsements attached.

       SECTION 5.11  ERISA Compliance.

       Borrower and Parent Company will, and Parent Company will cause each Company to, at all times:

       (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA and the Code;

       (b) immediately upon acquiring knowledge of any "reportable event" to which the notice requirement has not been waived or of any "prohibited transaction" (as such terms are defined in the Code or ERISA, as applicable) in connection with a Plan, furnish the Agent with a statement executed by an Authorized Officer of such Company, setting forth the details thereof and the action which such Company proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

       (c) notify the Agent immediately upon receipt by any Company of any notice of an interest by the PBGC to terminate or appoint a trustee or of the institution of any proceeding or other action which may result in the termination of any Plan and furnish to the Agent copies of such notice;

       (d) furnish the Agent with copies of each annual report (together with all related schedules and attachments) for each Plan filed with the Internal Revenue Service not later than 30 days after such report has been filed; and

       (e) furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be.

       SECTION 5.12 Further Assurances. Borrower and Parent Company will, and Parent Company will cause each Company to, cure and cause to be cured promptly any defects or deficiencies in the execution, delivery, creation or issuance of the Loan Documents, or any of them, and any of the transactions contemplated thereby. In addition, Borrower and Parent Company will, and Parent Company will cause each Company to, promptly make, execute or endorse, and acknowledge and deliver or file, or cause each of the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, documents, instruments, undertakings or other assurances, and take any and all such other action, as the Agent may, from time to time, reasonably request or deem reasonably necessary or proper under any of the Loan Documents to which such Company is a party and the obligations of such Company thereunder.

       SECTION 5.13 Maintenance of Corporate Identity. Borrower and Parent Company will, and Parent Company will cause each Company to, maintain separate corporate records, books and accounts. Borrower and Parent Company will, and Parent Company will cause each Company to, observe the formal legal, financial and accounting requirements necessary for the maintenance of each Company as a separate legal entity, including the keeping of corporate records indicating that, to the extent required by Law or its charter documents, transactions are reviewed and authorized by its Board of Directors and stockholders.

       SECTION 5.14 Primary Business. Except for Inter-Lata Aviation, Inc., each Company, either directly or through its Affiliates, will continue to be a provider of billing and collection services or management information services as its primary business. Inter-Lata Aviation, Inc. will continue to own and operate an aircraft primarily used in connection with the business of the Companies as its primary business.

       SECTION 5.15 Subordination of Affiliate Obligations. Borrower and Parent Company will, and Parent Company will cause each Company to, cause all loans or advances of any Company to any Affiliate of any Company, other than loans or advances of any Loan Party to any other Loan Party, at any time arising or existing to be evidenced by promissory notes. All such promissory
notes are set forth on Schedule 5.15.   Borrower and Parent Company will obtain
and deliver to the Agent, and Parent Company will cause each Company to obtain and deliver to the Agent, the written agreement, in form, substance and scope satisfactory to the Agent, of the holder of each such promissory note evidencing the subordination of such holder's right to payment under each such note to the payment of the Obligations. Borrower and Parent Company will, and Parent Company will cause each Company to, cause the face of each promissory note to be marked with a reference to such subordination agreement, and will take and cause to be taken all such further and additional actions as the Agent may reasonably request to effect and evidence such subordination.

       SECTION 5.16 Form of Advanced Payment Agreements. (i) Within 30 days after the Closing Date, Borrower will update and revise its existing standard form of Advanced Payment Agreement in a manner reasonably satisfactory to the Agent, (ii) Borrower will use an Advanced Payment Agreement substantially in the form of such revised Advanced Payment Agreement in all future transactions with providers of pre-subscribed telecommunications services and (iii) Borrower will update and revise each such Advanced Payment Agreement currently in effect to conform with such revised Advanced Payment Agreement upon the earlier to occur of (a) the scheduled expiration date of such existing Advanced Payment Agreement or (b) any modification of such Advanced Payment Agreement.


                                   ARTICLE 6

                               NEGATIVE COVENANTS

       Until payment in full of the Notes, the payment and performance of all other Obligations, and the expiration and termination of all Letters of Credit, and so long as the Banks have any obligation hereunder to make any Loans or the Issuing Bank has any obligation to issue any Letters of Credit, Borrower and Parent Company will, and Parent Company will cause each Company to, punctually and completely perform and observe each of the following covenants:

       SECTION 6.1 Certain Financial Matters. Neither Borrower nor Parent Company will permit:

       (a) the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.00 to 1.00 as of the end of any Fiscal Quarter; or

       (b) the Consolidated Tangible Net Worth as of the end of any Fiscal Quarter to be less than the sum of (i) $22,631,000 plus (ii) 75% of the cumulative amount of net income of the Companies determined on a consolidated basis from the Closing Date through the end of such Fiscal Quarter (without regard to, or reduction for, any net loss reported for any Fiscal Quarter) plus
(iii) 100% of the amount of liabilities of the Companies determined on a consolidated basis converted into equity, if any; plus (iv) 100% of the amount of the Net Cash Proceeds received by Parent Company from any Qualified Offering; or

       (c) Consolidated Capital Expenditures to exceed (i) $20,000,000 for the Fiscal Year ending September 30, 1997 or (ii) $5,000,000 for any Fiscal Year ending September 30, 1998 or thereafter; or

       (d) the ratio of (i) Consolidated EBITDA plus Advanced Funding Program Income minus Recurring Capital Expenditures to (ii) Consolidated Fixed Charges plus Advanced Funding Program Expense, to be less than 1.25 to 1.0 as of the end of any Fiscal Quarter for the four-quarter period ending as of the end of such Fiscal Quarter.

       SECTION 6.2 Limitation on Indebtedness. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, incur, create, contract, assume, have outstanding, permit or suffer to exist, Guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except the following (collectively, "Permitted Indebtedness"):

              (i)    the Obligations;

              (ii) current liabilities for Taxes incurred in the ordinary course of business which are not yet due and payable;

              (iii) trade payables arising in the ordinary course of business that are paid within the earlier of (A) 30 days of the date when payment thereof is due and payable and (B) 60 days of the date the respective goods are delivered or services are rendered;

              (iv)   Indebtedness listed in Schedule 6.2;

              (v) the issuance or sale by the Parent Company of promissory notes, debentures, or other debt obligations of the Parent Company which constitutes a Qualified Debt Offering;

              (vi)   Interest Rate Agreements;

              (vii) purchase-money Indebtedness for capital expenditures (including Capital Lease Obligations) which, in the aggregate and determined on a consolidated basis for all of the Companies, does not exceed (A) $15,000,000 for the Fiscal Year ending September 30, 1997 or
       (B) $5,000,000 for each Fiscal Year ending September 30,1998 and thereafter; and

              (viii) advances or loans from any Loan Party to any other Loan Party.

       SECTION 6.3 Limitation on Property. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, grant, create, enter into, incur, permit or suffer to exist, upon or with regard to any Collateral, (A) any Lien, except for Permitted Liens, or (B) any Negative Pledge, except for the benefit of the Agent and Banks. Anything in the foregoing or elsewhere in the Loan Documents to the contrary notwithstanding, it is understood that no Liens, other than Permitted Liens, or Negative Pledges, except for the benefit of the Banks, are permitted on or with respect to any of the Collateral.

       SECTION 6.4 Restricted Payments. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, directly or indirectly
(i) declare or make, or incur any liability to pay or make, any Dividends, (ii) redeem, repurchase, retire or otherwise acquire for value any of its capital stock, warrants, stock equivalents or other evidence of equity of any class or nature, or (iii) set apart any money or other Property for a defeasance, sinking or analogous fund for any Dividend or distribution thereon, or for any redemption, retirement or other acquisition thereof; provided however, each Subsidiary of Parent Company shall have the right to declare or make cash Dividends to the Parent Company.

       SECTION 6.5 Limitation on Investments. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, make or have outstanding any Investments in any Person, except for:

              (i)    Temporary Cash Investments;

              (ii)   Investments listed in Schedule 6.5;

              (iii) Investments expressly permitted by other provisions of this Agreement;

              (iv) capital contributions from any Loan Party to any other Loan Party;

              (v) advances to customers of Borrower pursuant to Advanced Payment Agreements who have satisfied Borrower's financial requirements;

              (vi) capital contributions from any Loan Party to any Excluded Subsidiary not exceeding the amount set forth on Schedule A for each Excluded Subsidiary;

              (vii) advances to employees of Borrower not exceeding $100,000 in the aggregate at any time;

              (viii) loans to customers of Borrower in the ordinary course of business other than pursuant to Advanced Payment Agreements not exceeding $500,000 in the aggregate at any time; and

              (ix)   loans or advances from any Loan Party to any other Loan
       Party.

       SECTION 6.6 Affiliate Transactions. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, enter into any transaction with, or pay any management or other fees or compensation to, any Affiliate of any Company other than transactions in the ordinary course of business which are on fair and reasonable terms no less favorable to Borrower, Parent Company or such other Company, as applicable, than would be obtained in a comparable arm's-length transaction with a Person who is not an Affiliate of Borrower, Parent

Company or any such other Company, as applicable. In addition, neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, enter into any transaction with, or pay any management or other fees or compensation to, any Person (a "Non-Affiliated Person") who is not an Affiliate of any Company wherein such Affiliate is directly or indirectly involved in, related to, or associated with, such transaction other than transactions in the ordinary course of business which are on fair and reasonable terms no less favorable to Borrower, Parent Company or such other Company, as applicable, than would be obtained in a comparable arm's-length transaction with a Non-Affiliated Person wherein an Affiliate of Borrower, Parent Company or such other Company is not directly or indirectly involved, related or associated.

       SECTION 6.7 Limitation on Sale of Property. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, sell, assign, lease, sublease or discount or otherwise exchange or dispose of any of its Property other than (i) sales of accounts receivable to LECs in the ordinary course of its business and (ii) sales or other dispositions of obsolete equipment that is no longer needed for its ordinary business or which is being replaced by equipment of at least comparable value and utility to the equipment replaced when such equipment was efficiently operational and functional.

       SECTION 6.8 Accounting Method. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, change its Fiscal Year or method of accounting, without the prior approval of the Banks.

       SECTION 6.9 Internal Governance Documents; Name and Principal Place of Business. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, amend their respective Governing Documents in any respect which could have a Material Adverse Effect. Without notifying the Agent in writing at least 30 Business Days prior to the effective date of each of the following changes, no Borrower nor Parent Company will, and Parent Company will not permit any Company to, (i) change its name, or operate any of its business, operations or Property or own or lease any Property under any name, different than as set forth in Schedule 4.14, (ii) operate or conduct any of its business or store or maintain any material amount of its inventory, equipment or other Property, at a location other than as set forth in Schedule 4.14, (iii) change its identity or corporate structure, or (iv) change its principal place of business or chief executive office, as applicable, from such address and location set forth in Schedule 4.14.

       SECTION 6.10 Certain Environmental Matters. Except in compliance in all respects with Environmental Laws, and otherwise in no way posing an imminent and significant endangerment to public health or welfare or the environment, neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, (i) cause or permit any Hazardous Material to be placed, held, transported, located, released or disposed of on, under, from, to, or at, any Property now or hereafter owned, leased or otherwise controlled directly or indirectly by any Company (for purposes of this Section 6.10, the "Subject Property"), or (ii) permit the Subject Property ever to be used (whether by any Company or any other Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Material. Without limitation of the Agent's, the Issuing Bank's and the Banks' Rights under the Loan Documents, the Agent and its representatives shall have the right, but not the obligation, to enter upon the Subject Property or take such other actions as the Agent, the Issuing Bank or any Bank deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint upon the Agent's, the Issuing Bank's or any Bank's receipt of any notice from any Governmental Authority or other Person, asserting the existence of any Hazardous Discharge or Environmental Complaint on or pertaining to the Subject Property which, if true, could result in Environmental Liability against Borrower, the Agent, the Issuing Bank, any Bank or otherwise which, in the sole opinion of any of them, could jeopardize any of their present or future Liens against or rights to the Subject Property. All costs and expenses incurred by the Agent, the Issuing Bank, the Banks and their representatives in the exercise of any such Rights shall become part of the Obligations and be payable upon demand, together with interest on the unpaid portion thereof at the Default Rate.

       SECTION 6.11 Mergers, Acquisitions and Dissolutions. Except in connection with a Permitted Acquisition, neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, become a party to a merger, acquisition or consolidation, or purchase or otherwise acquire by merger, lease or purchase all or a substantial part of the assets or Property of any Person or any shares or other evidence of legal or beneficial ownership of any Person, or dissolve or liquidate. A "Permitted Acquisition" means (i) any single Acquisition by Parent Company or a wholly owned Subsidiary of Parent Company (with a series of related Acquisitions being treated as a single Acquisition), provided that the total purchase price consideration (including Indebtedness assumed) does not exceed an amount equal to the greater of (X) $5,000,000 or (Y) 10% of the then net worth of the Companies determined on a consolidated basis and (ii) any other Acquisition by Parent Company or a wholly owned Subsidiary of Parent Company approved by all the Banks; provided however, as to each such transaction:

       (a) no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur as a result of the Permitted Acquisition;

       (b) the primary business activity of the Acquisition Target is substantially related to the business activities of the Borrower; and

       (c) the financial ratios under Section 6.1 are complied with before and after giving effect to the Permitted Acquisition, such compliance being determined on a pro forma basis as of the date of such Acquisition;

and further provided that, as to each such transaction described in clause (ii) above:

       (A) Parent Company provides to the Banks pro forma financial statements of the Companies giving effect to the Permitted Acquisition which shall not be materially less favorable, in the reasonable judgment of the Banks, than the projections previously provided to the Banks;

       (B) Parent Company provides each of the Banks such information as such Bank may reasonably request regarding the Acquisition Target and the Acquisition; and

       (C) each of the Banks receives (x) (aa) audited balance sheets of the Acquisition Target for the Acquisition Target's three prior fiscal years and the related statements of income, stockholders' equity and cash flows for such years, with reports thereon by its independent public accountants, prepared in accordance with GAAP applied throughout the periods covered thereby on a basis consistent with that of prior periods, subject to normal year-end audit adjustments or (bb) if the financial information in clause (aa) above does not exist, unaudited balance sheets of the Acquisition Target for the Acquisition Target's three prior fiscal years and the related statements of income, stockholders' equity and cash flows for such years, prepared in accordance with GAAP applied throughout the periods covered thereby on a basis consistent with that of prior periods, subject to normal year-end adjustments, and any other financial information regarding the Acquisition Target available to any Company and (y) any unaudited year-to-date financial statements or reports for the period ending after the end of the most recent fiscal year of the Acquisition Target for which the Banks have received the financial reports referred to in clause (x) above;

and further provided that, as to each transaction described in clause (i), Parent Company notifies the Agent of the Acquisition not more than 5 days after the consummation of the Acquisition and thereafter provides each of the Banks with such information as such Bank may reasonably request regarding the Acquisition Target and the Acquisition.

       SECTION 6.12 Subsidiaries. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, create or permit to exist any Subsidiary of such Person except existing Subsidiaries. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to become a general partner, venturer or similar capacity in any partnership, venture or similar Person.

       SECTION 6.13 Sale of Receivables. Unless in favor of the Agent and the Banks or reasonably necessary in connection with collection efforts on delinquent receivables, no Borrower nor Parent Company will, and Parent Company will not permit any Company to, sell or discount any of its accounts or notes receivable, except the sale of accounts receivable to LECs with recourse in the ordinary course of business.

       SECTION 6.14 Sale of Certain Interests. Neither Borrower nor Parent Company will, and Parent Company will not permit any Company to, transfer or sell any outstanding capital stock, partnership interests or other ownership interests of any Subsidiary of Parent Company.


                                   ARTICLE 7

                               EVENTS OF DEFAULT

       SECTION 7.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events shall occur and be continuing:

       (a) Borrower fails or refuses to pay, within 3 Business Days of the date when due, any principal of, or interest on, any Note, or any Reimbursement Obligations on any Letter of Credit, or any fee, expense or other Obligations payable by Borrower; or

       (b) any representation, warranty or certification made or deemed made by, or on behalf of, any Company under, or in connection with, any of the Loan Documents, or in any certificate, notice, request, statement or other communication furnished or made to the Agent, the Issuing Bank or any Bank pursuant hereto or in connection herewith is untrue, misleading or inaccurate in any material respect as of the date on which such representation, warranty or certification was made (or deemed made) or furnished; or

       (c) either (i) any Company fails to perform, observe or comply with any covenant or agreement contained in Article 6 or the occurrence of an event or circumstance designated as a "default" or an "event of default" under any other Loan Document; or (ii) except as provided in Section 7.1(a) or Section 7.1(c)(i), any Company fails to perform, observe or comply with any covenant or agreement contained in this Agreement or any other Loan Document, which failure continues for a period of 30 days after the occurrence thereof; or

       (d) either (i) any Company defaults in the payment of any Indebtedness in excess of $1,000,000 of such Company or defaults in respect of any note, agreement, indenture, loan agreement, credit agreement, bond or other document evidencing or relating to any such Indebtedness, and such default continues for more than the period of grace, if any, specified therein or (ii) any Indebtedness of any Company in excess of $1,000,000 becomes due or prepayable before its stated maturity by acceleration of the maturity thereof or otherwise; or

       (e) any Company (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, trustee, custodian, intervenor or liquidator of such Company or of all or a substantial part of its Property,
(ii) commences or files a voluntary petition, proceeding or case in bankruptcy, or admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Laws, (v) files an answer admitting the material allegations of or consenting to, or defaults in answering, a petition, proceeding or case filed against it in any bankruptcy, reorganization or insolvency proceeding or (vi) takes corporate action for the purpose of effecting any of the foregoing; or

       (f) an involuntary petition, proceeding, case or complaint is filed against any Company seeking bankruptcy, liquidation, dissolution, winding-up or reorganization of such Company or the composition or readjustments of its debts, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or all or substantially all of its Property, and such petition, proceeding, case or complaint is not dismissed within 30 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition, proceeding, case or complaint seeking liquidation, reorganization, dissolution, winding-up or bankruptcy of any Company or appointing a receiver, custodian, trustee, intervenor or liquidator of any Company, or of all or substantially all of its Property, and such order, order for relief, judgment or decree continues unstayed for a period of 30 days; or

       (g) any final Judgment for the payment of money in excess of the sum of $1,000,000 shall be rendered against any Company, and such Judgment shall not be satisfied or discharged at least 10 days prior to the date on which any of its assets could be lawfully sold pursuant to legal means to satisfy such Judgment; or

       (h) both (i) and (ii) following shall occur: (i) either (A) proceedings are instituted to terminate, or a notice of termination is filed with respect to, any Plan by any Company, any member of the "controlled group" (as defined in the Code) of any Company, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or (B) a "reportable event" (as defined in Title 4 of ERISA) occurs with respect to any Plan and continues for a period of 60 days, and (ii) the sum of the estimated liability to PBGC under Section 4062 of ERISA and the currently payable obligations of the Companies to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of Section 412 of the Internal Revenue Code) under the Plan or Plans subject to such event exceeds 10% of the Companies' consolidated net worth at such time; or

       (i)    a Change in Executive Management shall occur; or

       (j)    a Change in Control shall occur;

       (k) except pursuant to the express terms of any Loan Document, any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void, or Borrower or any other Person (other than the Agent or the Banks) shall deny that it has any or any further liability or obligations under any Loan Document to which it is a party; or

       (l)    the Dilution Factor shall exceed 20% at any time.

       SECTION 7.2 Remedies Upon Event of Default. In the event an Event of Default occurs and is continuing, the Agent may, and upon written request of the Required Banks, shall, exercise any one or more of the following Rights, and any other Rights available at law or in equity or provided in any of the Loan Documents: (i) terminate all or any portion of the Commitments (including the commitment to issue Letters of Credit, and such Commitments shall thereupon terminate, (ii) declare the principal of, and all earned and accrued interest on, the Notes then outstanding and all other accrued and unpaid Obligations to be immediately due and payable, whereupon the same shall be and become due and payable, each and all of the foregoing without presentment, demand, protest, notice of default, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION or other notice of any kind, all of which are hereby waived by Borrower, and (iii) if requested by the Required Banks, by notice to Borrower, exercise any or all of the Banks' Rights under any or all of the Security Documents, provided however, upon the occurrence of any Event of Default specified in Section 7.1(e) or Section 7.1(f), all of the Commitments shall thereupon automatically and immediately terminate and the principal of, and all earned and accrued interest on the Notes then outstanding and all other accrued and unpaid Obligations shall thereupon be and become automatically and immediately due and payable, each and all of the foregoing without presentment, demand, protest, notice of default, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION or other notice of any kind, all of which are hereby waived by Borrower. If any amount payable under any of the Loan Documents is not paid when due the outstanding and unpaid portion of such amount shall bear interest at the Default Rate.

       SECTION 7.3 Certain Additional Remedies Regarding Letters of Credit. Borrower hereby agrees, in addition to the provisions of Section 7.1 hereof, that upon the occurrence and during the continuance of any Event of Default or any Letter of Credit Event, it shall, if requested by the Agent remit (and, in the case of any Event of Default specified in Section 7.1(e) or Section 7.1(f), forthwith, without any presentment, demand, protest, notice of default or of occurrence of a Letter of Credit Event, NOTICE OF ANY INTENT TO ACCELERATE, NOTICE OF ACCELERATION or any other notice of any kind or the taking of any other action by the Agent, the Issuing Bank or the Banks (all of which are hereby waived by Borrower), it shall remit) to the Agent an amount in immediately available funds (which funds shall be held as collateral for the Obligations) equal to the then aggregate amount of the Letter of Credit Exposure. Borrower hereby grants to Agent a security interest in, a general lien upon, and a right of set off with respect to, all amounts from time to time and at any time held by, or paid or remitted to, the Agent, the Issuing Bank or any Bank, which are held as cash collateral as further security for the payment of the Obligations.

                                   ARTICLE 8

                              THE AGENT AND BANKS

       SECTION 8.1 Appointment of the Agent. Each of the Banks and the Issuing Bank hereby appoints the Agent to act as herein specified, and acting in the manner and to the extent provided in this Article 8, the Agent accepts such appointment. Each of the Banks and the Issuing Bank hereby irrevocably authorizes the Agent to receive payments of principal, interest and other amounts due hereunder as specified herein and otherwise to take such action on its behalf, to exercise such powers and to perform such duties under the Loan Documents as are specifically delegated to, or required of, the Agent by the terms of the Loan Documents, together with all other powers reasonably incidental thereto, which authorization permits the Agent to perform any of its duties under the Loan Documents by or through its agents, attorneys or employees. The Agent shall have no duties or responsibilities except those expressly set forth with respect to it in the Loan Documents. The relationship of the Agent to the Banks and the Issuing Bank is only that of one company acting solely as an administrative agent for others, and nothing in the Loan Documents, express or implied, is intended to, or shall be construed to, constitute the Agent a trustee or other fiduciary for the Issuing Bank, or any holder of any of the Notes, or of any participation therein, nor to impose on the Agent duties and obligations other than those expressly provided for in the Loan Documents. As to any matters not expressly provided for in the Loan Documents and any matters to which the Loan Documents place within the discretion of the Agent, the Agent shall not be required to exercise any discretion or take any action (and it may request instructions from the Banks and the Issuing Bank with respect to any such matter), in which case it shall be required to act or refrain from acting (and shall be fully protected and free from liability to all Banks and the Issuing Bank in so acting or refraining from acting) upon the instructions of the Required Banks (including itself), and such instructions shall be binding upon all Banks, the Issuing Bank and all holders of, and participants in, the Notes and the Letters of Credit; provided however, (i) the Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall be indemnified to its satisfaction by the Banks and the Issuing Bank against any and all liability and expense (other than any such liability or expense proximately caused by the Agent's gross negligence or willful misconduct, as determined by a final judgment) which may be incurred by it by reason of taking or continuing to take any such action, and (ii) the Agent shall not in any event be required to take any action which (A) is contrary to any Loan Document or Law or (B) exposes it to a risk of personal liability that it considers unreasonable.

       SECTION 8.2 Exculpation; Agent's Reliance. AS AMONG THE BANKS, NEITHER THE AGENT NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, INSURERS OR EMPLOYEES, NOR ANY OF ITS OR THEIR SUCCESSORS, HEIRS, LEGAL REPRESENTATIVES OR ASSIGNS (COLLECTIVELY, THE "AGENT INDEMNITEES"), SHALL EVER BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT, INCLUDING THEIR NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL RESPECTIVELY BE LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A FINAL JUDGMENT. Without limiting the generality of the foregoing or any other provision of any Loan Document, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an assignment and acceptance entered into by the Persons as provided in Section 10.7 and all other provisions of Section 10.7 are complied with to the reasonable satisfaction of the Agent; (ii) may consult with legal counsel (including counsel for any Company), independent public accountants and other experts and advisors selected by it and shall be fully protected and free from liability to all Banks for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, experts or advisors;
(iii) makes no warranty or representation to any Bank or the Issuing Bank and shall not be responsible to any Bank or the Issuing Bank for any statements, recitals, information, warranties or representations made in or in connection with any Loan Document, or in any communication or writing made or delivered in connection therewith; (iv) shall not have any duty to ascertain, to inquire or to keep itself informed as to the financial condition of the Companies or any of them or the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Person or to inspect the Property (including the books and records) of any Company or such Company's Subsidiaries or any other Person; (v) shall not be responsible to any Bank or the Issuing Bank for the financial condition of the Companies or any of them or the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of any Loan Document or instrument or document furnished in connection therewith, or the creation, perfection, continued creation or perfection, or priority, of any Lien purported to be created by any Loan Document, or any other instrument or document furnished pursuant hereto or thereto; and (vi) may rely, and shall be fully protected and free from liability to all Banks and the Issuing Bank in relying, (A) upon the representations and warranties of any Company, the Banks and the Issuing Bank in exercising its powers hereunder, and (B) upon any notice, consent, certificate, statement, resolution, instrument or other writing (which may be by telegram, cable, telecopy, facsimile, telex, mail or telephone) believed by it to be genuine and signed, sent, communicated or otherwise made by the proper Person or Persons.

       SECTION 8.3 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Agent has received written notice from any Bank, the Issuing Bank or Borrower specifying the occurrence of such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives a Notice of Default, it shall give prompt notice thereof to the Banks and the Issuing Bank (and shall give each Bank and the Issuing Bank prompt notice of each such non-payment). Subject to Section 8.1, the Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall in its sole and absolute discretion deem advisable in the best interest of the Banks and the Issuing Bank.

       SECTION 8.4 Rights as a Bank. The Frost National Bank (and any successor acting as the Agent), in its capacity as a Bank or the Issuing Bank (as applicable) hereunder shall have the same rights and powers hereunder as any Bank or the Issuing Bank (as applicable) and may exercise the same as though it were not the Agent, and the term "Bank," "Banks," "Issuing Bank," "Required Banks," "holders of Notes" or similar terms shall, unless otherwise expressly indicated, include The Frost National Bank (and any successor acting as Agent) in its individual capacity. The Frost National Bank (and any successor acting as the Agent) and its Affiliates may accept deposits from, lend money to, act as trustee under indentures or as transfer agent in respect of capital stock of, and generally engage in any kind of banking, trust, investment, financial advisory or other business with, the Borrower or its respective Affiliates, and may accept fees and other consideration from Borrower or its respective Affiliates for services in connection with any of the foregoing, any of the Loan Documents or otherwise, all as if it were not Agent hereunder and without having to account for the same to the Banks or the Issuing Bank. All fees and other amounts received by Agent for its capacity as Agent hereunder shall solely be for its benefit and no other party hereto.

       SECTION 8.5 Indemnification. EACH BANK AGREES TO INDEMNIFY, REIMBURSE AND HOLD HARMLESS EACH AGENT INDEMNITEE (TO THE EXTENT NOT INDEMNIFIED AND REIMBURSED, ON DEMAND, BY BORROWER), RATABLY ACCORDING TO ITS PERCENTAGE SHARE, FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, SUITS, JUDGMENTS, DEMANDS, SETTLEMENTS, COSTS, DISBURSEMENTS OR EXPENSES (INCLUDING FEES AND EXPENSES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS
SECTION 8.5, THE FOREGOING IS COLLECTIVELY REFERRED TO AS THE "LIABILITIES AND COSTS"), WHICH TO ANY EXTENT (IN WHOLE OR PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, SUCH AGENT INDEMNITEE IN ANY WAY RELATING TO, OR ARISING OUT OF, THE LOAN DOCUMENTS AND THE TRANSACTION AND EVENTS (INCLUDING THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT) OR AS A RESULT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY SUCH AGENT INDEMNITEE, INCLUDING ITS NEGLIGENCE OF ANY KIND, OTHER, THAN AS PROVIDED IN THE FOLLOWING PROVISO, THE GROSS NEGLIGENCE OF AN AGENT INDEMNITEE; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY THE AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH BANK AGREES, IN PROPORTION WITH ITS PERCENTAGE SHARE, TO REIMBURSE THE AGENT PROMPTLY UPON ITS DEMAND FOR ANY COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES AND OTHER CHARGES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF THEIR RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, OR ANY OF THEM, OR ANY OTHER DOCUMENTS CONTEMPLATED BY THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED, ON DEMAND, FOR SUCH AMOUNTS BY BORROWER. Each Bank's obligations under this paragraph shall survive the termination of this Agreement and the discharge of Borrower's obligations hereunder.

       SECTION 8.6 Bank's Credit Decision and Non-Reliance. Each Bank and the Issuing Bank hereby acknowledges that it has, independently and without reliance upon the Agent or any other Person, and based upon such documents and information as it has deemed appropriate, made (i) its own independent investigation and analysis (including legal and credit investigation and analysis) of the Companies and their Affiliates, and their respective financial conditions, operations and affairs, and Properties, and the transactions provided for in, and contemplated by, each of the Loan Documents and (ii) its own independent decision to enter into and perform each Loan Document. Each Bank and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Person, and based on such investigation, analysis, documents and information as it shall deem appropriate at the time, continue to make its own independent legal, credit and other decisions in taking or omitting to take action under or in connection with the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Banks and/or the Issuing Bank by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank or the Issuing Bank with any credit or other information concerning the affairs, financial condition, or business of the Companies or any of their respective Affiliates which may come into the possession of the Agent or any of its Affiliates.

       SECTION 8.7 Deferral of Distributions; Investments. Whenever the Agent in good faith determines that it is uncertain about how to distribute to the Banks or the Issuing Bank any funds which it has received, or whenever the Agent in good faith determines that there is any dispute among the Banks and/or the Issuing Bank about how such funds should be distributed, the Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If the Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, it may, or if the Agent is otherwise required to invest funds pending distribution to the Banks, it shall, invest such funds pending distribution in any manner it deems appropriate, absent timely instructions from the Required Banks; all interest on any such investment (net of investment and related costs, if any, incurred in connection therewith) shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by the Agent for distribution to the Banks and/or the Issuing Bank (other than to the Person who is the Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as the Agent for such Banks and/or the Issuing Bank, and the Agent shall have no equitable title to any portion thereof. ABSENT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON ITS PART (BUT EXCLUDING ITS OWN NEGLIGENCE OF ANY OTHER KIND), AS DETERMINED BY A FINAL JUDGMENT, THE AGENT SHALL BE FULLY PROTECTED AND FREE FROM LIABILITY TO THE BANKS AND/OR THE ISSUING BANK, FOR ANY COSTS AND LIABILITIES RESULTING FROM OR RELATED TO THE DEFERRAL OF DISTRIBUTIONS AND/OR MAKING OF INVESTMENTS AS PROVIDED FOR IN THIS SECTION 8.7, INCLUDING THE FAILURE OF ANY SUCH INVESTMENT.

       SECTION 8.8 Nature of Article 8. The provisions of this Article 8 (other than the following Section 8.9) are intended solely for the benefit of the Agent, the Issuing Bank and the Banks, and neither Borrower nor any other Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against the Agent, any Bank or the Issuing Bank. The Agent, the Issuing Bank and the Banks may waive or amend such provisions as they desire without any notice to or consent of Borrower.
Nothing contained in any Loan Document, and no action taken by any Bank, the Issuing Bank or the Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents, shall be deemed to constitute the Banks and/or the Issuing Bank, together or with or without the Agent, a partnership, association, joint venture or other entity.

       SECTION 8.9 Resignation and Removal by Agent. The Agent may resign at any time as the Agent under the Loan Documents by giving written notice thereof (which notice shall contain the date of such resignation) to the Banks, the Issuing Bank and Borrower and, upon the gross negligence or manifest incompetence of the Agent, the Agent may be removed as the Agent under the Loan Documents by the Required Banks. Upon any such resignation or removal, the Required Banks (without having to obtain the consent of Borrower) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 calendar days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, as applicable, then the retiring Agent may, on behalf of Banks and the Issuing Bank (without having to obtain the consent of Borrower) appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $500,000,000. In any case where a successor Agent is being selected, the parties agree to attempt to select such successor from one of the Banks. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Loan Documents.


                                   ARTICLE 9

                             CHANGED CIRCUMSTANCES

       SECTION 9.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period, (i) the Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the interbank eurodollar market, or reporting or data gathering and/or dissemination networks, systems or companies related thereto or dealing therewith, adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate for such Interest Period, or (ii) the Agent shall have received written notice from the Required Banks that the London Interbank Offered Rate determined or to be determined for such Interest Rate Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their LIBOR Loans during such Interest Period, then the Agent shall forthwith give notice thereof to Borrower and the Banks. Until the Agent notifies Borrower that such notice has been withdrawn by the Agent, no further LIBOR Loans by any Bank shall be made or continued as such, nor shall Borrower have the right to convert Loans to LIBOR Loans.

       SECTION 9.2 Illegality. Notwithstanding any other provision herein, if at any time a Bank determines (which determination shall be reasonably exercised and if so reasonably exercised, shall be conclusive and binding upon the parties, absent manifest error) that the making or maintaining LIBOR Loans hereunder has become unlawful pursuant to applicable Law, or any interpretation, application or administration thereof (whether or not having the force of law), then such Bank (an "Affected Bank") shall so promptly notify the Agent, the other Banks and Borrower. Upon giving such notice (i) the obligations of all Banks to make or continue, or to convert Base Rate Loans into, LIBOR Loans shall be suspended until the Affected Bank notifies the Agent, the other Banks and Borrower that it may again make and maintain LIBOR Loans, and (ii) Borrower shall, upon the request of any Bank, prepay any LIBOR Loan then outstanding (which prepayment, if requested by Borrower, shall be made with the proceeds or effect of a Base Rate Loan extended contemporaneously by such Bank), together with accrued interest thereon, and loss and expenses, if any, provided for in Section 2.12.

       SECTION 9.3   Increased Cost and Reduced Return.

       (a) If the adoption of, or any change in, any Law, or in the interpretation, application or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority:

           (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application, or any LIBOR Loan made by it, or its obligations in respect to any of the foregoing, or shall change the basis of taxation of payments to such Bank (or its Lending Office) in respect to any amounts due to it in respect to any of the foregoing (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by any jurisdiction); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or other liabilities of or for the account of, advances, loans or other extensions of credit by, or other acquisition of funds by, any Bank (or its Lending Office), which is not otherwise included in the determination of the Adjusted London Interbank Offered Rate; or

         (iii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting this Agreement, any Note, any Letter of Credit, any Application or any LIBOR Loan, or its obligations in respect to any of the foregoing;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making, converting into, continuing or maintaining any LIBOR Loan or issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, then subject to Section 10.8, within 5 days after demand by such Bank (with a copy to the Agent), Borrower shall, without limiting the effect of any other applicable provision hereof (but without duplication) pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs or reduction of amount receivable.

       (b) If the adoption of, or any change in, any Law regarding capital adequacy or risk-based capital guidelines or requirements after the Closing Date, regardless of the effective date of such adoption or change, or in the interpretation, application or administration thereof or compliance by any Bank (or its Lending Office, or its or any of their Affiliates) with any request or directive regarding capital adequacy or risk-based capital guidelines or requirements (whether or not having the force of law) of any central bank or other Governmental Authority, does or shall, in the reasonable determination of such Bank, have the effect of reducing the rate of return on such Bank's (or its Lending Office, or its or their Affiliates) capital or assets as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit to a level below that which such Bank (or its Lending Office, or its or their Affiliates) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's (or its Lending Office, or its or their Affiliates) policies with respect to capital adequacy or risk-based capital guidelines or requirements), then from time to time, within 5 days after demand by such Bank (with a copy to the Agent), subject to Section

10.8, Borrower shall, without limiting the effect of the foregoing provisions of this Section 9.3 (but without duplication), pay to such Bank such additional amount or amounts as will compensate such Bank for the amount of such reduction.

       (c) Each Bank will promptly notify Borrower and the Agent of any event of which it has knowledge which will entitle such Bank to compensation pursuant to this Section 9.3. A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it, as well as the manner in which such amount or amounts were calculated, hereunder shall be conclusive and binding on Borrower in the absence of manifest error, if made in good faith. In determining such amount, such Bank may use, among others, any reasonable averaging and attribution methods.

       (d) The rights and benefits of the Banks under this Section 9.3 shall also apply to the Issuing Bank in its capacity as such.

       SECTION 9.4   Substitute Rate for Affected LIBOR Loans.  (a)    If the
obligation of any Bank to make, convert or continue (as applicable) a LIBOR Loan shall be suspended pursuant to Section 9.1 or Section 9.2 (each such affected LIBOR Loan, an "Affected Loan"), then each such Affected Loan that otherwise would have been made, converted or continued (as applicable) by the Banks as a LIBOR Loan shall be made, converted or continued (as applicable) instead as a Base Rate Loan.

       (b) If the London Interbank Offered Rate is not published or reported for 30 consecutive days or 30 days have passed since Borrower's receipt of an Agent's notice as provided under in Section 9.1 or an Affected Bank's notice as provided in Section 9.2, as applicable, and the circumstance underlying such notice continues to exist, then within 15 days after the earlier to occur of any such event (such earliest to occur event, a "LIBOR Event"), and so long as such LIBOR Event shall be continuing, Borrower may notify the Agent and the Banks that it desires to discuss with them the availability of a reasonably comparable alternate rate option or additional interest rate option for the Loans that is mutually agreeable to Borrower, the Agent and the Banks; and, if Borrower, the Agent and the Banks so mutually agree within 30 days after such notice is given by Borrower, the parties shall as soon as reasonably practical thereafter enter into an amendment to this Agreement and any other affected Loan Documents in form, scope and substance, and upon terms and conditions, satisfactory to the Agent and the Banks. If, in any event, any Bank does not, in its sole discretion (with due respect for, among other matters, its independent requirements, considerations and circumstances), agree to any proposed alternate or additional interest rate option within such 30-day period, no such alternate or additional interest rate option shall be available with respect to the LIBOR Event initiating the discussions related to such proposed alternative or additional interest rate option.

       SECTION 9.5 Alternate Lending Office Designation. Each Bank agrees that it will endeavor to use reasonable efforts to designate an alternate Lending Office with respect to any LIBOR Loans affected by the matters or circumstances described in any of Sections 9.1, 9.2 and 9.3 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Bank as determined by it in its sole discretion; provided, however, no Bank shall have any obligation to so designate an alternate Lending Office located in the United States of America.

                                   ARTICLE 10

                                 MISCELLANEOUS

       SECTION 10.1 Notices. (a) All notices, requests and other communications to any party under any Loan Document shall be in writing or, in the case of a Notice of Borrowing, by telephone confirmed the same day in writing on or before 11:00 A.M. (San Antonio time) (including bank wire, telecopy, telex or similar writing) and shall be given to such party at its address, telecopy or telex number set forth in Annex A or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified pursuant to this Section 10.1 and the appropriate answerback is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this
Section 10.1, and the sender has received electronic confirmation thereof,
(iii) if given by registered or certified mail, return receipt requested, 72 hours after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified pursuant to this Section 10.1; provided that notices to the Agent under Article 2 or Article 9 shall not be effective until actually received by a representative of the Agent, as distinguished from received at its place of business only.

       (b) Any verbal communication or instrument in writing received by the Agent in connection with a Borrowing or a Loan, the issuance of a Letter of Credit or any other matter with respect to any Loan Document, which purports to be dispatched or signed by or on behalf of Borrower and confirmed, in the case of a verbal communication, by the Agent by telephone confirmation with an Authorized Officer of Borrower, shall conclusively be deemed to have been dispatched or signed by or on behalf of Borrower pursuant to such Person's authority to bind Borrower and all other Persons for the liabilities and matters in connection therewith to the Agent, the Issuing Bank and each Bank; and the Agent, the Issuing Bank and each Bank may conclusively rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or the authority of the Person or Persons executing or dispatching the same.

       SECTION 10.2 No Waivers. No failure or delay by the Agent, the Issuing Bank or any Bank in exercising any Right under any Loan Document, and no course of dealing with respect to any such Rights, shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps or actions to enforce any Rights, preclude or prejudice the concurrent or subsequent exercise thereof or the exercise of any other such Rights. The Rights provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by Law or in equity.

       SECTION 10.3  Payment of Costs and Expenses; Professionals and
Consultants.

       (a) Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred (whether before, after or during the Closing Date) by or on behalf of the Agent (including audit costs and expenses and all attorneys' and other professionals' and consultants' fees, costs and expenses of Agent incurred in connection with the preparation of, advice or counsel regarding, or enforcement of, any Loan Document) in connection with (i) the investigation, review, negotiation, preparation, execution, delivery, filing, recordation, refinancing, restructuring, renegotiation or enforcement of each of the Loan Documents, and any and all renewals, amendments, extensions, restatements, supplements, rearrangements, consents, waivers, assignments and modifications thereto or thereof, and the transactions contemplated thereby, (ii) the enforcement and collection of the Loans and the issuance, enforcement and payment of the Letters of Credit and the Reimbursement Obligations, (iii) the creation, preservation, maintenance, protection, perfection and enforcement of Rights under each Loan Document and Liens in Property (whether or not incurred in connection with the commencement of a proceeding, litigation, foreclosure or other proceeding), specifically including all costs and expenses incurred with respect to any bankruptcy, insolvency or reorganization proceeding, regardless of whether the Agent ultimately prevails in such bankruptcy, insolvency or reorganization proceeding, and (iv) all amounts expended, advanced or incurred by or on behalf of the Agent to satisfy any obligation of Borrower under any Loan Document which is not timely satisfied by Borrower, if the Agent, at its discretion, so chooses to incur any such expenses or costs. Without in any manner limiting the foregoing, Borrower shall also pay all costs associated with the Agent's annual audit of the Borrower conducted in 1996, subject to a maximum of [**] per such audit, and each subsequent year thereafter, subject to a maximum of [**] per such audit.

       (b) Should Borrower fail to perform or observe any covenant or agreement contained in any of the Loan Documents and such failure continues through the cure period provided for therein, if any, the Agent, the Issuing Bank or any Bank may then perform or attempt to perform such covenant or agreement on behalf of Borrower. Such Person will endeavor to give Borrower notice of such performance or attempted performance. Borrower shall, at the request of such Person, promptly pay any amount expended in such performance or attempted performance to such Person at the principal office of the Agent, together with interest on the portion thereof from time to time remaining unpaid at the Default Rate. Notwithstanding the foregoing, it is expressly understood and agreed that (i) neither the Agent nor the Issuing Bank nor any Bank assumes any liability or responsibility for the performance of any covenants or agreements of Borrower hereunder or under any of the other Loan Documents, or any other documents, or other control over the management and affairs of Borrower, and (ii) Borrower's failure to perform any covenant or agreement that is cured, in whole or part, by any of their action shall be and continue a Default unless and until (A) all of such Person's attendant costs and expenses have been reimbursed as herein provided and (B) Borrower has submitted, and the Agent has received and approved, with the consent of the Required Banks, such objective evidence that supports the determination that such Default will not reoccur.

       (c) Borrower acknowledges and agrees that all attorneys, accountants, auditors, and other professional Persons and consultants who are from time to time engaged or employed by the Agent (including, without limitation, Fulbright & Jaworski L.L.P.) and whose fees and expenses are or may be paid or reimbursed, as applicable, by Borrower, pursuant to the terms of any Loan Document, are the professionals of the Agent and not of Borrower, and each of them (i) shall have the right to act exclusively in the interest of the Agent, and (ii) shall have no duty of disclosure, duty of loyalty, duty of care or any other duty of any type or nature whatsoever, or deemed to have any attorney-client or other similar professional relationship whatsoever, to Borrower as a result of their representation of the Banks and the Agent.

       SECTION 10.4  Indemnification.     SUBJECT TO SECTION 10.8, BORROWER
SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS EACH BANK, THE ISSUING BANK AND THE AGENT AND THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, PARENT COMPANIES AND OTHER RELATED ENTITIES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND OTHER PROFESSIONALS AND CONSULTANTS, INSURERS AND STOCKHOLDERS, AND EACH OF THEM

(AND TOGETHER WITH EACH AND ALL OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, HEIRS AND LEGAL REPRESENTATIVES, THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, ACTIONS, SUITS AND OTHER LEGAL PROCEEDINGS, JUDGMENTS, PENALTIES, DAMAGES, COSTS, INTEREST, CHARGES, ATTORNEYS' AND OTHER PROFESSIONALS' AND CONSULTANTS' FEES AND OTHER EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER ("INDEMNIFIED COSTS"), WHICH MAY BE IMPOSED ON, INCURRED OR SUSTAINED BY, OR ASSERTED AGAINST, THE INDEMNIFIED PARTIES, OR ANY OF THEM, BY REASON OF, ARISING OUT OF, OR IN ANY MANNER RELATED TO (DIRECTLY OR INDIRECTLY, CONSEQUENTIALLY, OR OTHERWISE), ANY LOAN DOCUMENT (INCLUDING, WITHOUT LIMITATION, ANY LETTER OF CREDIT), THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ENFORCEMENT, PROTECTION OR ADMINISTRATION THEREOF OR WITH RESPECT THERETO (COLLECTIVELY, THE "SUBJECT TRANSACTIONS"), INCLUDING, WITHOUT LIMITATION, DAMAGES, COSTS AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS, OR TAKING ANY OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED LITIGATION UNDER ANY FEDERAL OR STATE, OR ANY SUBDIVISION THEREOF, SECURITIES OR ENVIRONMENTAL LAW OR ANY OTHER LAW OF ANY JURISDICTION OR AT COMMON LAW.

THIS FOREGOING IS INTENDED TO INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS EACH OF THE INDEMNIFIED PARTIES AGAINST ALL RISKS, FORESEEABLE OR UNFORESEEABLE, INVOLVED IN THE SUBJECT TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OR ALLEGED NEGLIGENCE (WHETHER SOLE, COMPARATIVE, CONTRIBUTORY OR OTHERWISE) OF ANY OF THE INDEMNIFIED PARTIES, ALL OF WHICH RISKS ARE HEREBY ASSUMED BY BORROWER. THE OBLIGATIONS OF BORROWER UNDER THIS SECTION 10.4 AND UNDER SECTION 10.3 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE NOTES AND ALL OTHER OBLIGATIONS. TO THE EXTENT THAT THE FOREGOING INDEMNIFICATION MAY BE DEEMED UNENFORCEABLE, IN WHOLE OR IN PART, FOR ANY REASON WHATSOEVER, INCLUDING BECAUSE IT IS VIOLATIVE OF LAW OR PUBLIC POLICY AS DETERMINED BY A FINAL, NON-APPEALABLE JUDGMENT OR ORDER OF A COURT OF COMPETENT JURISDICTION, BORROWER AGREES TO CONTRIBUTE THE MAXIMUM PORTION THAT IT IS NOT PROHIBITED TO PAY UNDER APPLICABLE LAW, TO THE PAYMENT AND SATISFACTION OF THE SUBJECT TRANSACTIONS; PROVIDED, HOWEVER AN INDEMNIFIED PARTY SHALL NOT BE ENTITLED TO INDEMNIFICATION FOR INDEMNIFIED COSTS TO THE EXTENT SUCH INDEMNIFIED COSTS ARE DIRECTLY CAUSED BY A BREACH OF ITS MATERIAL OBLIGATIONS UNDER ANY LOAN DOCUMENT OR ITS OWN GROSS NEGLIGENCE OR WILFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

       SECTION 10.5 Sharing of Set-Offs. Borrower hereby grants to Agent, the Issuing Bank and each Bank the right of set-off, to secure repayment of the Obligations, upon any and all monies, securities or other Property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Agent, the Issuing Bank or any Bank or any of their respective agents, from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Agent, the Issuing Bank or any Bank at any time existing. In connection with any set off, counterclaim or similar action by any Bank, such Bank agrees that it shall comply with, and otherwise be bound by, the provisions of Section 2.13. Borrower, the Agent, the Issuing Bank and each Bank agree that any Person purchasing a participation from a Bank pursuant to Section 10.7(b) shall, to the fullest extent permitted by Law and if provided in the participation agreement between the Bank and the participant, have all of the obligations of a Bank pursuant to the terms of this Section 10.5. Without limiting any Bank's right of set-off or counterclaim or otherwise, the Agent shall have the right to charge any account of Borrower maintained with Agent for the amount of any payment due under any Loan Document, under the Notes or with respect to any of the Letters of Credit.

       SECTION 10.6 Amendments and Waivers. All modifications, consents, amendments, waivers and the like of any provision of any Loan Document, or consent to any departure by Borrower therefrom (collectively, the foregoing are referred to in this Section 10.6 as a "modification"), shall be effective only if the same is in a writing in form, scope and substance, and subject to conditions and requirements, if any, acceptable to the Agent and the Required Banks, and if so acceptable, is signed by Borrower, the Agent and, at least, the Required Banks; provided that no such modification shall, unless consented to in writing by all the Banks, (i) modify the Commitment of any Bank or subject any Bank to any additional funding obligation, (ii) reduce the principal amount or the stated rate of interest on any Loan or reduce any fees hereunder (other than fees payable solely to the Agent or the Issuing Bank, as applicable), (iii) extends the date fixed for any principal reduction pursuant to Section 2.8 or Section 2.9, the payment of any interest on any Loan, the payment of any Reimbursement Obligation or the payment of any fees hereunder (other than fees payable solely to the Agent or the Issuing Bank, as applicable), the maturity date of any of the Obligations or the Commitment Termination Date, (iv) release or impair the security interest in any item or items of collateral under any of the Security Documents, (v) release any guarantor of the Obligations, (vi) change the percentage of the Commitments or the aggregate unpaid principal amount of the Notes, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 10.6 or any other provision of the Loan Documents, or (vii) affects this Section 10.6 or Section 10.3 or Section 10.4 or modifies the definition of "Required Banks"; provided, further, that, (y) no modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the prior written consent of the Agent and (z) no modification or waiver that modifies the rights, duties, obligations or commitment of the Issuing Bank shall be effective without the prior written consent of the Issuing Bank.

       SECTION 10.7  Successors and Assigns; Participations; Assignments.

       (a) The Loan Documents shall be binding upon, and inure to the benefit of the parties thereto and their respective successors and assigns, except that (i) neither Borrower nor Parent Company may assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of the Agent, the Issuing Bank and all the Banks, and (ii) unless otherwise permitted under this Section 10.7, no Bank may transfer, pledge, assign, sell participations in or otherwise convey or encumber its Commitments or Loans or interests in Letters of Credit. Borrower shall not, directly or indirectly, purchase or otherwise retire any Obligations owed to any Bank or the Issuing Bank nor will any Bank or the Issuing Bank accept any offer to do so, unless each Bank or the Issuing Bank (or both, as applicable) shall have received substantially the same offer with respect to the same pro rata share of the Obligations owed to it. If Borrower, directly or indirectly, at any time purchases some but less than all of the Obligations owed to the Agent, the Issuing Bank and the Banks, then notwithstanding any provision herein to the contrary such purchaser or purchasers shall not be entitled to any rights of the Agent, the Issuing Bank or the Banks under the Loan Documents (including voting rights or the right to participate in or determine any modification

(as that term is defined in Section 10.6)), unless and until Borrower has purchased all of the Obligations.

       (b) Neither this Agreement nor any other Loan Document, nor any benefits hereunder or thereunder, shall inure to or for the benefit of any Person that is not a signatory party hereto, other than any of such Persons that are expressly named or designated as indemnitees, releasees or exculpatees herein. All conditions to make Loans hereunder, or to issue Letters of Credit hereunder, and all covenants, warranties, representations, and other terms and provisions of, and applicable to, Borrower in each Loan Document are imposed solely and exclusively for the benefit of the Agent, the Issuing Bank and each Bank, and their respective successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that no Loans will be made or Letters of Credit will be issued in the absence of strict compliance with any or all of such conditions; and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, covenants, warranties, representations and other terms and provisions. Any of such conditions, and the breach of, or noncompliance with, any such covenants, warranties, representations and other terms and provisions may be freely waived in whole or in part by the Agent, the Issuing Bank and the Banks (subject to applicable provisions hereof) at any time if in its or their (as applicable) sole discretion it or they (as applicable) deem it advisable to do so. No such conditions, covenants, warranties, representations or other terms or provisions are intended to release, or authorize or permit a breach by, Borrower of any of its obligations and requirements to any third Person, or any noncompliance therewith, or to evidence the contractual interference therewith by the Agent, the Issuing Bank and the Banks.

       (c) Subject to the provisions of this Section 10.7, any Bank may in the ordinary course of its business, with notice to, but without consent from, Borrower, and in accordance with applicable Law, at any time sell to one or more Qualified Banks (each a "Participant") a participating interests in all or any part of any Loans, or in the Commitments, of such Bank. In the event of any such sale by a Bank to a Participant, (i) such Bank shall remain a "Bank" for all purposes under this Agreement, and the Participant shall not constitute a "Bank" hereunder, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible for the performance of its obligations under this Agreement, (iv) such Bank shall remain the holder of any such Note and the obligor to fund its respective Commitments for all purposes under this Agreement, and (v) Borrower, the Agent, the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. Participants shall have no rights under this Agreement or any of the Loan Documents, other than rights of set off (and attendant obligations) expressly set forth herein. No Bank shall sell any participating interest under which the Participant shall have, and no Participant shall have, any rights to vote on any modification (as such term is defined in Section 10.6) of this Agreement or any other Loan Document, and any agreement between any Bank and any Participant granting any Participant any voting rights shall be void ab initio. Except in the case of the sale of a participating interest to a Bank, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or encumber its portion of, the Commitments, the Loans or the Letters of Credit.

       (d) Subject to the provisions of this Section 10.7, (i) any Bank may, in the ordinary course of its business, without prior notice to or consent from Borrower and in accordance with applicable Law, assign to one or more Qualified Banks (each a "Purchaser") a proportional part (not less than $5,000,000 of each of the Bank's Commitments, unless such Bank is reducing its Commitments to zero) of its rights and obligations under the Loan Documents, and such Purchaser shall (x) assume all such rights and obligations, pursuant to an assignment and assumption agreement and other necessary and related documents, all in form, scope and substance satisfactory to the Agent, executed by such Purchaser, such transferor Bank and the Agent and the Issuing Bank, and (y) pay to the Agent, for its account, a non-refundable processing fee in the amount of $2,000, and (ii) at any time after the consummation of the merger of Boatmen's with NationsBank, Frost shall have the right to require Boatmen's, without prior notice to or consent from Borrower and in accordance with applicable Law, to assign all of the rights and obligations of Boatmen's under the Loan Documents to Frost or to one or more Purchasers designated by Frost, provided that each such Purchaser shall assume all of the rights and obligations of Boatmen's under the Loan Documents pursuant to an assignment and assumption agreement and other necessary and related documents, all in form, scope and substance satisfactory to the Agent, executed by each such Purchaser, Boatmen's and the Agent. Upon the effectiveness of any such assignment and assumption agreement, such Purchaser shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with Commitments as set forth in the assignment agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to a Purchaser pursuant to this Section 10.7(d), the transferor Bank, the Agent, the Issuing Bank and Borrower shall make appropriate arrangements, at Borrower's cost and expense, subject to a maximum of $1,000 per transfer, so that, if required, new Notes are issued to such Purchaser. A Purchaser shall be subject to all the provisions of this Section 10.7 the same as if it were a Bank signatory hereto as of the Closing Date.

       (e) Borrower authorizes each Bank to disclose to any Participant or Purchaser (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning Borrower which has been delivered to such Bank by or on behalf of them pursuant to this Agreement or which has been delivered to such Bank by them in connection with such Bank's credit evaluation prior to entering into this Agreement.

       (f) No Transferee (including for this purpose a different Lending Office of a Bank) shall be entitled to receive any greater payment under this Agreement than the transferor Bank would have been entitled to receive with respect to the rights assigned, unless such assignment is made with the prior written consent of Borrower or by reason of the provisions referred to in
Section 9.5 regarding the designation of a different Lending Office under certain circumstances.

       (g) Notwithstanding any other provisions of this Section 10.7, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require Borrower to file a registration statement with the Securities and Exchange Commission or to qualify the Loans or the Letters of Credit under the "Blue Sky" laws of any state.

       (h) Each Bank initially party to this Agreement hereby represents, and each Person that becomes a Bank pursuant to an assignment permitted or required by Section 10.7(d) will, upon its becoming party to this Agreement, represent that it is a Qualified Bank, and that it will make or acquire Loans only for its own account in the ordinary course of its business; provided, however, that subject to the preceding provisions of this Section 10.7, the disposition of any promissory notes or other evidences of or interests in Obligations held by it shall at all times be within its exclusive control.

       SECTION 10.8 Maximum Interest Rate. It is the intent of the parties hereto that each of the Agent, the Issuing Bank and the Banks (collectively, the "Financing Parties"), and Borrower in the execution, delivery and performance of all Loan Documents, the transactions provided for therein and contemplated thereby, and all matters incidental and related thereto and arising therefrom, shall comply and conform strictly with Applicable Law from time to time in effect, including without limitation, Usury Laws. In furtherance thereof, the Financing Parties and Borrower stipulate and agree that none of the terms and provisions contained in, or pertaining to, the Loan Documents shall ever be construed to create a contract to pay for the use or forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest permitted or allowed to be contracted for, charged, received, taken or reserved under said Laws.
For purposes of each Loan Document, (i) "interest" shall include the aggregate of all amounts which constitute or are deemed to constitute interest under the Laws of the State of Texas or, to the extent they may apply, the Laws of the United States of America, that are contracted for, chargeable, receivable (whether received or deemed to have been received), taken or reserved under each such document, and (ii) all computations of the maximum amount of interest permitted or allowed under Applicable Law will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable. Neither Borrower nor any other Person shall ever be required to pay unearned interest on, or with respect to any of, the Loan Documents and shall never be required to pay interest on, or with respect to any of, the Loan Documents at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest that may be lawfully contracted for, charged, received, taken or reserved under Applicable Law, AND THE PROVISIONS OF THIS PARAGRAPH SHALL CONTROL OVER ALL OTHER PROVISIONS OF THE LOAN DOCUMENTS. If the effective rate or amount of interest which would otherwise be payable under the Loan Documents would exceed the Maximum Rate or maximum amount of interest any Financing Party or any other holder of any Note or other Obligations is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event any Financing Party or any holder of any Note or other Obligations shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Loan Documents to a rate or amount in excess of that permitted or allowed to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of such Note or other Obligations or the amount of interest which would otherwise be payable thereunder shall be payable at, or reduced to, as applicable, the maximum amount allowed pursuant to the then applicable indicated (weekly) rate ceiling referred to hereinabove at the definition of the term Applicable Law, or if no such ceiling is then in effect, as authorized and allowed under said Laws as now or hereafter construed by the courts having jurisdiction, and all such monies so charged, contracted, for, received, taken or reserved that are deemed to constitute interest in excess of the Maximum Rate or maximum amount of interest permitted by Applicable Law shall be immediately returned or credited to the account of Borrower upon such determination.

       SECTION 10.9 Governing Law; Submission to Jurisdiction. THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT (INCLUDING ITS AND THEIR VALIDITY, ENFORCEABILITY AND INTERPRETATION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES) AND TO THE EXTENT CONTROLLING, THE FEDERAL LAWS OF THE USA; PROVIDED

THAT (I) THE PROVISION OF CHAPTER 15 OF THE TEXAS CREDIT CODE (VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069-15.01 ET SEQ.) ARE EXPRESSLY DECLARED BY THE PARTIES NOT TO BE APPLICABLE TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THEM, AND (II) THE LAWS OF THE STATE OF TEXAS AND/OR THE UNITED STATES OF AMERICA SHALL NOT LIMIT THE AMOUNT OR RATE OF INTEREST WHICH THE HOLDER OF ANY NOTE MAY CONTRACT FOR, CHARGE, RECEIVE, COLLECT, TAKE, RESERVE AND/OR APPLY IF OTHER APPLICABLE LAWS PERMIT AT ANY TIME A HIGHER AMOUNT OR RATE. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT (Y) THEY INTEND THAT THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY THE PROVISIONS (INCLUDING, WITHOUT LIMITATION, THE RIGHT OF THE PARTIES TO SELECT THE GOVERNING LAW) OF THE UNIFORM COMMERCIAL CODE AND NOT BY COMMON LAW AND (Z) THE STATE OF TEXAS BEARS A REASONABLE RELATIONSHIP TO THIS TRANSACTION AND NO OTHER STATE HAS A MATERIALLY GREATER INTEREST IN THIS TRANSACTION THAN THE STATE OF TEXAS. BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS (SAN ANTONIO DIVISION) AND OF ANY TEXAS STATE COURT SITTING IN BEXAR COUNTY, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

       SECTION 10.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, and by each of the parties hereto on separate counterparts, all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto.

       SECTION 10.11 Independence of Covenants. Each covenant and agreement of Borrower under each Loan Document shall be given independent effect so that, if a particular action or condition is prohibited or required by any covenant, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

       SECTION 10.12 Survival. The obligations of Borrower under Sections 2.12, 2.18, 9.3, 10.3, 10.4, 10.8, 10.18 and 10.20 shall survive the termination of this Agreement, the payment of all other Obligations, the termination of the Commitments and the return of the Letters of Credit to the Issuing Bank. The representations and warranties set forth in this Agreement and each of the other Loan Documents shall survive the execution, delivery and performance of this Agreement and the other Loan Documents and shall continue until one year after the later of (i) the repayment of the Obligations and (ii) the date on which the Banks' obligations to make Loans and the Issuing Bank's obligation to issue Letters of Credit shall have fully and finally terminated.

       SECTION 10.13 Severability. In case any one or more of the provisions or part of a provision contained in any Loan Document shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of any Loan Document, but such Loan Document shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

       SECTION 10.14 Governmental Regulation. Anything contained in any Loan Document to the contrary notwithstanding, Borrower acknowledges and agrees that neither the Agent nor any Bank shall be obligated (i) to extend or fund any credit or other financial accommodation to, or for the benefit of, Borrower in an amount, or (ii) to perform any other agreement or obligation to, or for the benefit of, Borrower in any regard, in contradiction or violation of any limitation or prohibition provided by any applicable statute or regulation, or any interpretation, ruling, decision, opinion or other pronouncement in respect thereto (whether or not having the effect of law), which any of them believes is applicable.

       SECTION 10.15 No Control. None of the covenants, terms or other provisions of any Loan Document or any document executed in conjunction therewith or related thereto shall, or shall be deemed to, give the Agent, the Issuing Bank or any Bank rights or powers to exercise control over, or participate in the management of, the business, affairs, operations or management of Borrower or any of their respective Property, including any right or power to influence or affect any of its treatment, transportation, storage or disposal of toxic and/or hazardous waste, substances or constituents. The relationship between Borrower and the other parties hereto created by this Agreement and each of the other Loan Documents is only that of debtor-creditor (with or without security, as applicable), and the Rights of such other parties hereunder and thereunder are limited to the rights to receive payment of the Obligations and to exercise the Rights provided herein and therein and in any other document executed in conjunction herewith or therewith or related hereto or thereto.

       SECTION 10.16 Renewals, Extensions, Rearrangements, Termination, Etc. With respect to each and every (i) renewal, extension, increase and rearrangement, if any, of the Obligations, or any part thereof, and (ii) amendment, modification, supplement, restatement, waiver and consent, if any, of or to this Agreement or any other Loan Document, all provisions of this Agreement and the other Loan Documents shall apply with equal force and effect to each such event or circumstance, except to the extent, if any, expressly set forth in connection with each such event or circumstance; provided, however, the foregoing is not intended in any regard to convey, acknowledge or otherwise evidence on the part of the Agent, the Issuing Bank or any Bank, expressly or by implication, any present consent or agreement to any such event or circumstance occurring subsequent to the date hereof, it being acknowledged and agreed that the entry by the parties hereto to any such events or circumstances shall be evaluated as they occur and subject to the other provisions of the Loan Documents, as same may be applicable. Except as expressly provided therein, all Loan Documents shall remain in effect until full and complete payment of all Obligations, termination of all commitments and obligations of the Issuing Bank and/or the Banks to make or extend any credit or financial accommodation to, or for the benefit of, Borrower, and receipt by the Agent, the Issuing Bank and the Banks, or any of the foregoing Persons, if so requested, of such written assurances of Borrower and any other designated Person or Persons that no other claims, rights, defenses, liabilities or obligations exist in respect hereto or against any of them or any other Indemnified Party.

       SECTION 10.17 Conflicts. In the event of any inconsistency or conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall control.

       SECTION 10.18 Confidentiality. Each Bank, the Issuing Bank and the Agent agree to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is identified by Borrower as being confidential at the time the same is delivered to the Banks, the Issuing Bank or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Bank or the Agent, (iii) to bank examiners, auditors or accountants of any Bank or the Agent, (iv) to any other Bank, the Issuing Bank or the Agent, (v) in connection with any litigation to which any Bank, the Issuing Bank or the Agent is a party, provided, further, that, unless specifically prohibited by applicable Law or court order, each Bank and the Agent shall, at least 5 Business Days prior to disclosure thereof, notify Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Bank's financial condition by such governmental agency) or (B) pursuant to legal process, or (vi) to any Transferee (or prospective Transferee) so long as such Transferee (or prospective Transferee) agrees in writing to handle such information confidentially.

       SECTION 10.19 Payments Set Aside. To the extent that Borrower makes a payment or payments to the Agent, the Issuing Bank or any Bank, or any of them (or their Transferee), or the Agent, the Issuing Bank or any Bank, or any of them (or their Transferee) enforces any Lien or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Laws or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

       SECTION 10.20 Limitation of Liability; Commencement of Actions. To the extent not prohibited by applicable Law, no claim may be made by or on behalf of Borrower or any other Person against the Agent, the Issuing Bank or any Bank or any other Indemnified Party for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract arising out of or related to the transactions contemplated by any Loan Document, or any act, omission, or event occurring in connection therewith (whether any of such is a claim based on contract, tort, duty imposed by law or otherwise), and Borrower hereby waives, releases, and agrees not to sue, or commence or authorize the commencement of any Litigation, upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Further, any claim made by or on behalf of Borrower or any other Person against the Agent, the Issuing Bank or any Bank or any other Indemnified Party shall be barred unless it is asserted by the commencement of an action or proceeding in a court as prescribed in Section 10.9 by the filing of a complaint therein within one (1) year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, (i) is discovered or,
(ii) in the exercise of reasonable diligence, should have been discovered; and Borrower agrees that such period of time is a reasonable and sufficient time for it to investigate and act upon any such claim or cause of action. The provisions of this Section 10.20 shall survive any termination, howsoever occurring, of this Agreement and each Loan Document and the full and final payment of the Notes and the other Obligations.

       SECTION 10.21 Original Credit Agreement. THIS AGREEMENT MODIFIES, SUPPLEMENTS, RESTATES, RENEWS AND EXTENDS (BUT DOES NOT EXTINGUISH) THE AMENDED AND RESTATED LOAN AGREEMENT, AS AMENDED, (THE "ORIGINAL LOAN AGREEMENT") DATED MAY 24, 1991 BETWEEN BELL ATLANTIC-TRICON LEASING CORPORATION AND ZERO PLUS DIALING INC. AND THE OBLIGATIONS, LIABILITIES, INDEBTEDNESS AND UNDERTAKINGS OF BORROWER UNDER THE ORIGINAL LOAN AGREEMENT AND THE LOAN DOCUMENTS RELATED THERETO. ALL LIENS CREATED PURSUANT TO THE ORIGINAL LOAN AGREEMENT BY ANY OF THE LOAN PARTIES OR ANY PREDECESSOR IN INTEREST TO ANY OF THE LOAN PARTIES, THE LOAN DOCUMENTS RELATED THERETO AND OTHERWISE SHALL CONTINUE IN FULL FORCE AND EFFECT (AND ARE NOT EXTINGUISHED) AS COLLATERAL FOR ALL OBLIGATIONS, LIABILITIES, INDEBTEDNESS AND UNDERTAKINGS OF BORROWER NOW OR HEREAFTER ARISING WITH RESPECT TO THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS RELATED HERETO. IT IS EXPRESSLY PROVIDED, HOWEVER, THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE LOAN DOCUMENTS RELATED HERETO SHALL GOVERN THE RIGHTS AND REMEDIES OF THE AGENT AND THE BANKS AND THE OBLIGATIONS AND LIABILITIES OF BORROWER AND THE OTHER LOAN PARTIES AND SHALL SUPERSEDE THE ALL OF THE TERMS, PROVISIONS, RIGHTS, REMEDIES AND OBLIGATIONS UNDER THE ORIGINAL LOAN AGREEMENT AND THE LOAN DOCUMENTS RELATED THERETO.

SECTION 10.22 Review. Borrower and Parent Company acknowledges and represents to the Agent, the Issuing Bank and each Bank that Borrower has reviewed this Agreement and each other Loan Document, has had the benefit of legal counsel of its own choice throughout its review and negotiation of this Agreement and each other Loan Document, has been afforded an opportunity to review and negotiate this Agreement and each other Loan Document with the advice of its legal counsel, and is fully informed and knowledgeable of the terms, provisions, rights and effects of this Agreement and each other Loan Document. In furtherance of the foregoing, but not in limitation thereof, Borrower and Parent Company acknowledge and agree that each Loan Document should be and shall be construed as if jointly drafted by the parties hereto.

       SECTION 10.23 This Agreement. THIS WRITTEN LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

       SECTION 10.24 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

       SECTION 10.25 Investigation. Notwithstanding any right of the Agent or the Banks to investigate the affairs of the Companies and notwithstanding any knowledge of facts determined or determined by the Agent or the Banks pursuant to such investigation or right of investigation, the Agent and the Banks have the right to rely fully upon the representations, warranties, covenants and agreements of any Company contained in any of the Loan Documents.

                         [signatures on following page]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.



                                          BORROWER:


                                          BILLING INFORMATION CONCEPTS, INC.


                                          By:  /s/ KELLY E. SIMMONS
                                             ----------------------------------
                                          Name: Kelly E. Simmons
                                               --------------------------------
                                          Title: Senior Vice President and
                                                -------------------------------
                                                 Chief Financial Officer
                                                -------------------------------




                                          PARENT COMPANY:

                                          BILLING INFORMATION CONCEPTS CORP.


                                          By:  /s/ KELLY E. SIMMONS
                                             ----------------------------------
                                          Name: Kelly E. Simmons
                                               --------------------------------
                                          Title: Senior Vice President and
                                                -------------------------------
                                                 Chief Financial Officer
                                                -------------------------------



                                          BANKS:

                                          THE FROST NATIONAL BANK
                                          Individually, as the Issuing Bank and
                                          as the Agent


                                          By:  /s/  GREGG M. CHINN
                                             ----------------------------------
                                          Name: Gregg M. Chinn
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------



                    [signatures continued on following page]

                                          THE BOATMEN'S NATIONAL BANK OF
                                          ST. LOUIS


                                          By:  /s/  JUAN A. CAZORLA
                                             ----------------------------------
                                          Name: Juan A. Cazorla
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------

                                    ANNEX A



THE FROST NATIONAL BANK

1.     Domestic Lending Office:

       The Frost National Bank
       100 West Houston Street
       San Antonio, Texas   78205

2.     LIBOR Lending Office:

       The Frost National Bank
       100 West Houston Street
       San Antonio, Texas   78205


3.     Commitment:                                             $ 25,000,000

4.     Information for Notices:

       The Frost National Bank
       100 West Houston Street
       San Antonio, Texas   78205
       Attention: Gregg Chinn
       Phone:     (210) 220-4326
       Fax:       (210) 220-4626

5.     Account Number:      ____________________________________





                                   Annex A-1

                                    ANNEX A



THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

1.     Domestic Lending Office:

       The Boatmen's National Bank
            of St. Louis
       800 Market Street
       St. Louis, Missouri 63166

2.     LIBOR Lending Office:

       The Boatmen's National Bank
            of St. Louis
       800 Market Street
       St. Louis, Missouri 63166

3.     Commitment:                                             $ 25,000,000

4.     Information for Notices:

       The Boatmen's National Bank
            of St. Louis
       800 Market Street
       St. Louis, Missouri 63166
       Attention: Juan Cazorla
       Phone:     (314) 466-6695
       Fax:       (314) 466-6499

5.     Account Number:      ____________________________________





                                   Annex A-2

                                    ANNEX A




Address for Borrower:

       Billing Information Concepts, Inc.
       9311 San Pedro, Suite 100
       San Antonio, Texas 78216-4471
       San Antonio, Texas 78216-4471
       Attention: Kelly E. Simmons
       Phone:     (210) 525-6207
       Fax:       (210)________________________


Address for Parent Company:

       Billing Information Concepts Corp.
       9311 San Pedro,  Suite 100
       San Antonio, Texas 78216-4471
       Attention: Kelly E. Simmons
       Phone:     (210) 525-6207
       Fax:       (210)________________________





                                   Annex A-3

                                    ANNEX B

                              CERTAIN DEFINITIONS

       As used herein, the following terms shall have the respective meanings assigned to them as follows:

       "Acquisition" means, as to any Person, the following: (i) the purchase or acquisition by such Person of all of (A) the capital stock of a corporation,
(B) the membership interests of a limited liability company or (C) the partnership interests of a general or limited partnership, provided that each such transaction results in such Person possessing the power to control the management and policies of such corporation; or (ii) the purchase or acquisition by any such Person of the assets of a going concern business (as defined in accordance with GAAP).

       "Acquisition Target" means the Person or business which is the subject of an Acquisition by Parent Company or Borrower.

       "Adjusted London Interbank Offered Rate" means, with respect to any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

       "Advanced Funding Program Expense" means the expenses incurred by Borrower in connection with the Advanced Payment Agreements as reflected on the income statement of Borrower.

       "Advanced Funding Program Income" means all income received by Borrower in connection with the Advanced Payment Agreements as reflected on the income statement of Borrower.

       "Advanced Payment Agreement" means any agreement pursuant to which Borrower purchases or acquires a security interest in the accounts receivable of a provider of pre-subscribed telecommunications services arising out of telecommunications services rendered to end users by such provider, and "Advanced Payment Agreements" means two or more of the foregoing, as the context may require.

       "Affiliate" means any Person who, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means a member of the board of directors, a partner or an officer of such Person, or any other Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee or by proxy) of Voting Shares, through a management contract, or otherwise. Any Person owning or controlling directly or indirectly 10% or more of the Voting Shares, or other equity interests of another Person shall be deemed to be an Affiliate of such Person.

       "Affected Bank" has the meaning set forth in Section 9.2.





                                   Annex B-1

       "Affected Loan" has the meaning set forth in Section 9.4.

       "Agent" has the meaning set forth in the introductory paragraph of this Agreement and shall include, at all relevant times, each successor appointed in the manner provided for in Article 8.

       "Agent Indemnitees" has the meaning set forth in Section 8.2.

       "Agreed Maximum Rate" means a per annum rate of interest equal to 2% plus the Base Rate, which Agreed Maximum Rate shall apply only during a period while there is no Maximum Rate applicable to the transactions contemplated hereby.

       "Agreement," "hereof," "hereto," "herein," "hereunder" and words of similar import means this Agreement as a whole, and not any particular article or section.

       "Agreement" means this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

       "Applicable Law" means, with respect to each of the Agent, the Issuing Bank and the Banks, the law in effect, from time to time, applicable to this loan transaction and each Loan Document which lawfully permits the contracting for, taking, reserving, receiving, charging and/or collection of the maximum lawful, non-usurious rate of interest by such Person on each Loan Document and the transactions evidenced thereby, and arising in connection therewith (including, but without limitation, the Notes), including laws of the State of Texas, to the extent controlling, the laws of the United States of America, and laws of any jurisdiction whose laws may be mandatorily applicable to such Person, notwithstanding other provisions of any Loan Document or laws of the United States of America applicable to such Person and the transaction contemplated hereby, which would permit such Person to contract for, take, reserve, receive, charge or collect a greater amount of interest then under such jurisdiction's law. To the extent that Applicable Law is determined by reference to Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended, the interest ceiling applicable hereto and in connection herewith shall be the "indicated" (weekly) rate ceiling as defined in said Article 1.04; provided however, it is agreed that the terms hereof, including the rate, or index, formula or provision of law used to compute the rate in connection herewith, will be subject to the revisions as to current and future balances, from time to time, pursuant to Applicable Law. IT IS FURTHER AGREED THAT IN NO EVENT SHALL CHAPTER 15 OF SUBTITLE 3, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, APPLY TO ANY LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED THEREBY, OR ARISING IN CONNECTION THEREWITH.

       "Applicable Margin" means, with respect to any Loan, the following per annum percentages determined by the Agent as follows:

              (a) The Applicable Margin shall be equal to the percentage set forth below based upon the ratio of (i) Consolidated EBITDA plus Advanced Funding Program Income minus Recurring Capital Expenditures to
       (ii) Consolidated Fixed Charges plus Advanced Funding Program Expense, as of the end of each Fiscal Quarter with respect to the four-quarter period ending as of the end of such Fiscal Quarter:





                                   Annex B-2

================================================================================
                                                     [ ** ]      [ ** ]
                                                   ----------     -----
--------------------------------------------------------------------------------
  Ratio set forth in subparagraph (a) above
  Greater than or equal to 2.00 to 1.00              [ ** ]      [ ** ]
--------------------------------------------------------------------------------
  Less than 2.00 to 1.00 but greater than or
  equal to 1.70 to 1.00                              [ ** ]      [ ** ]
--------------------------------------------------------------------------------
  Less than 1.70 to 1.00 but greater than or
  equal to 1.40 to 1.00                              [ ** ]      [ ** ]
--------------------------------------------------------------------------------
  Less than 1.40 to 1.00                             [ ** ]      [ ** ]
================================================================================


              (b) Each determination of the Applicable Margin determined pursuant to subsection (a) above shall be determined by the Agent within 10 days after the delivery to it of a certificate required by Section 5.1(e). Promptly upon each such determination, the Agent shall notify Borrower and each Bank of such determination. Each change in the Applicable Margin shall remain effective until the next such determination.

       "Application" means an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

       "Authorized Officer" means as to any Company, the president, chief financial officer or controller of such Company.

       "Availability Period" means the period from and including the Closing Date to but not including the Commitment Termination Date.

       "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

       "Base Rate" means, as determined by the Agent on a daily basis, the higher of (i) the variable rate per annum equal to the rate of interest published in The Wall Street Journal (Southwest Edition) in the "Money Rates" section as the "Prime Rate" and (ii) the Federal Funds Rate plus a margin of 2 3/4% per annum. Each change in the Base Rate shall become effective, without prior notice to either Borrower, automatically as of the opening of business on the date of such change in the Base Rate.

       "Base Rate Loan" means a Loan to be made or continued as or converted into such a designated Loan pursuant to the Notice of Borrowing or Continuation/Conversion Notice, as the case may be, which will bear interest at the Base Rate.

       "Boatmen's" means The Boatmen's National Bank of St. Louis, a national banking association.

       "Borrowing" means a borrowing pursuant to a Notice of Borrowing or a continuation or a conversion pursuant to Section 2.5 consisting, in each case, of the same Type of Loan having in the





                                   Annex B-3
case of LIBOR Loans, the same Interest Period and made previously or being made concurrently by all of the Banks.

       "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in San Antonio, Texas are authorized or required by law to close.

       "Capital Expenditure Advance" means any Borrowing whose proceeds will be used by Borrower to finance capital expenditures.

       "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

       "Change in Control" means, (i) any Person who, on the Closing Date, is not the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of Parent Company normally entitled to vote in elections of directors becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of Parent Company normally entitled to vote in elections of directors, or (ii) during any period of 12 consecutive months, Continuing Directors of Parent Company cease for any reason (other than death or disability) to constitute a majority of the Board of Directors of Parent Company then in office.

       "Change in Executive Management" means, (i) Parris H. Holmes, Jr. shall cease to be the Chief Executive Officer of Parent Company; (ii) Kelly E. Simmons shall cease to be the Chief Financial Officer of Parent Company; or
(iii) Alan W. Saltzman shall cease to be the Chief Operating Officer of Parent Company.

       "Closing Date" means December 20, 1996.

       "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended, or any successor statute.

       "Collateral" means all present and future accounts receivable of any Company, the capital stock of each Subsidiary of Parent Company, the notes evidencing loans or advances of any Company to any Person that is not a Loan Party, or rights in which the Banks are or are to be granted a Lien (whether perfected or enforceable or not and whether granted directly to the Banks or collaterally assigned by one or more Loan Parties to the Banks) pursuant to any Loan Document, including, without limitation, the Loan Documents referenced in
Article 3 and Annex C, together with any other Property and rights now or hereafter securing payment of all or any part of the Obligations.

       "Commitment" means, as to any Bank and on each relevant date of determination, the obligation of such Bank to make Loans to Borrower in an aggregate principal amount at any one time outstanding not exceeding the amount set forth opposite such Bank's name in Annex A under the caption "Commitment," as the same may be reduced from time to time pursuant to this Agreement, and "Commitments" means two or more of the foregoing, as the context may require.





                                   Annex B-4

       "Commitment Termination Date" means the earlier of (i) December 20, 1999 or (ii) the date upon which the Commitments of all Banks have been terminated pursuant to the terms of this Agreement.

       "Companies" means Borrower, Parent Company, and all of their respective present and future direct and indirect Subsidiaries, and "Company" means any one of them.

       "Consolidated Borrowing Base" means an amount equal to 80% of the sum of
(i) the product of (a) 100% minus the applicable Dilution Factor, multiplied by
(b) the Eligible Purchased Accounts Receivable of the Borrower, plus (ii) (x) the Eligible Trade Accounts Receivable of the Borrower minus (y) the sum of all accounts payable to the LECs by Borrower in connection with fees for services provided by the LECs in the ordinary course of business.

       "Consolidated Capital Expenditures" means, for any period, all capital expenditures of the Companies determined on a consolidated basis made during such period.

       "Consolidated Current Assets" means, at any time, the current assets of the Companies determined on a consolidated basis.

       "Consolidated Current Liabilities" means, at any time, (i) the current liabilities of the Companies determined, on a consolidated basis plus (ii) to the extent not otherwise included in subparagraph (i), the principal amount of the current portion of outstanding Loans.

       "Consolidated EBITDA" means, for any period, the net income (plus or minus any extraordinary charges or credits as defined by GAAP and plus or minus any losses or gains as defined by GAAP) of the Companies determined on a consolidated basis plus (i) the aggregate amount of all income tax expense of the Companies for such period, plus (ii) interest expense of the Companies determined on a consolidated basis for such period with respect to the Loans and all other borrowed-money Indebtedness, plus (iii) the interest component of payments under Capital Lease Obligations, plus (iv) the aggregate amount deducted in determining consolidated net income of the Companies determined on a consolidated basis for such period for depreciation and amortization of Property.

       "Consolidated Fixed Charges" means, for any period, the sum of (i) total scheduled principal payments during such period on the Loans and on all other borrowed-money Indebtedness (including the capital portion of payments under Capital Lease Obligations), plus (ii) income tax expense of Companies determined on a consolidated basis for such period, plus (iii) interest expense of the Companies determined on a consolidated basis for such period with respect to the Loans and with respect to all other borrowed-money Indebtedness (including the interest component of payments under Capitalized Lease Obligations).

       "Consolidated Tangible Net Worth" means, as of any date, the Tangible Net Worth of the Companies determined on a consolidated basis.

       "Contested Claim" means any Tax, Indebtedness or other claim or liability, (i) the validity or amount of which is being diligently contested in good faith by any Company by appropriate proceedings being diligently prosecuted, (ii) for which adequate reserves, if required by GAAP, have





                                   Annex B-5
been established by such Company and (iii) with respect to which any right to execute upon or sell any Property or assets of any Company has not matured or has been and continues to be effectively enjoined, superseded or stayed.

       "Continuation/Conversion Notice" has the meaning set forth in Section 2.5(a).

       "Continuing Directors" means any member of the Board of Directors of Parent Company on the date of this Agreement, any director elected since the date thereof in any annual meeting of the shareholders upon the recommendation of the Board of Directors of Parent Company or any other member of the Board of Directors of Parent Company who will be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of Parent Company.

       "Credit Event" means the making or continuation of, or conversion into, any Loan, or any extension thereof or other amendment or modification thereto.

       "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws, or general equitable principles, from time to time in effect, affecting the Rights of creditors generally or providing for relief to debtors.

       "Default" means any of the events specified in Section 7.1, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

       "Default Rate" means, at the time in question, the lesser of (i) the Base Rate, as in effect for each day during such time, plus 5% and (ii) the Maximum Rate.

       "Dilution Factor" means the monthly weighted average of the dilution factors, (expressed as a per cent) calculated and reported by Borrower in connection with all receivables purchased pursuant to Advanced Payment Agreements, processed by Borrower and transmitted to the LECs; provided, however, that no such monthly weighted average of such dilution factors shall be based on collection experience more than 150 days old; and further provided that no such monthly weighted average of such dilution factors shall be valid for more than 30 days after its calculation by Borrower.

       "Dividends" means, in respect of any corporation, limited liability company or similar Person, cash distributions or any other distributions (whether in cash, Property or obligations) on, or in respect of, any class of capital stock of such entity, except for distribution made solely in shares of common stock.

       "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Annex A attached hereto and made a part hereof or such other office of such Bank as such Bank may from time to time specify to each Borrower and the Agent.





                                   Annex B-6

       "Eligible Purchased Accounts Receivable" means the accounts receivable of Borrower purchased or otherwise acquired pursuant to Advanced Payment Agreements with providers of pre-subscribed telecommunications services (i) which meet Borrower's financial criteria and (ii) of which Borrower has no notice of the bankruptcy or insolvency of such provider, nor any notice of such provider's inability to pay its debts as they become due, meeting all of the following criteria as of the date of any determination: (a) the account receivable shall be billed promptly after the performance of the services giving rise to the account receivable; (b) the account receivable shall arise from the performance by the obligee of the account receivable of services which have been fully and satisfactorily performed; (c) the account receivable is not, to the best of Borrower's knowledge, subject to set-off, counterclaim or defense or to dispute, objection or complaint by the account debtor concerning its liability on the account receivable; (d) the account receivable shall arise in the ordinary course of business of the obligee thereof, and no notice of bankruptcy or insolvency of the account debtor, nor any notice of such account debtor's inability to pay its debts as they become due, has been received by the obligee of such account receivable, and the collection or payment of the account receivable is not, to the best of Borrower's knowledge, uncertain or doubtful or subject to delay by reason of the account debtor's financial condition; (e) the account receivable is not subject to any Lien superior to the lien of Borrower; (f) the account debtor is not an Affiliate of the obligee or Borrower; (g) the account receivable is subject to validation procedures acceptable to the Agent; (h) the Dilution Factor applicable to the account receivable is acceptable to the Agent; (i) the account debtor is not a non-USA Person; and (j) the account receivable, together with all other accounts receivable purchased or otherwise acquired by Borrower from any provider of pre-subscribed telecommunications services, does not constitute in excess of 15% of the aggregate amount of all accounts receivable held by Borrower.

       "Eligible Trade Accounts Receivable" means the accounts receivable of Borrower, other than those purchased pursuant to Advanced Payment Agreements, meeting all of the following criteria as of the date of any determination: (a) the account receivable shall be due and payable not more than 90 days from the date of the invoice or agreement evidencing the same; (b) the account receivable shall be billed promptly after the performance of the services giving rise to the account receivable and shall not remain unpaid for more than 90 days from the date of invoice; (c) the account receivable shall arise from the performance by the obligee of the account receivable of services which have been fully and satisfactorily performed; (d) the account receivable is not subject to set-off, counterclaim or defense or to dispute, objection or complaint by the account debtor concerning its liability on the account receivable; (e) the account receivable shall arise in the ordinary course of business of the obligee thereof, and no notice of bankruptcy or insolvency of the account debtor, nor any notice of such account debtor's inability to pay its debts as they become due, has been received by the obligee of such account receivable; (f) the account debtor is not a director, officer, employee or Affiliate of Borrower; (g) the account debtor's obligation to pay the account receivable is not conditional upon such account debtor's approval or the account receivable is not subject to any repurchase obligation or return right;
(h) the account debtor is not a non-USA Person and (i) which, together with all other accounts receivable owed by such account debtor to Borrower, does not constitute in excess of 15% of the aggregate amount of all accounts receivable held by Borrower.

       "Environmental Complaint" means any third party (including private parties, governmental agencies, and employees) action, lawsuit, claim, demand, event, condition, report, investigation or proceeding which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, groundwater, or land; (iii) generation, handling, treatment, storage, disposal, or





                                   Annex B-7
transportation of Hazardous Materials; (iv) exposure to Hazardous Materials; or
(v) non-compliance with any Environmental Law.

       "Environmental Law" shall mean any federal, state, or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions, including without limitation, (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (42 U.S.C. Section 6901 et seq.); (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (42 U.S.C. Section 9601 et seq.); (iii) the Clean Water Act, as now or hereafter amended (33 U.S.C. Section 1251 et seq.); (iv) the Toxic Substances Control Act, as now or hereafter amended (15 U.S.C. Section
 2601 et seq.); (v) the Clean Air Act, as now or hereafter amended (42 U.S.C.
Section 7401 et seq.), Texas Solid Waste Disposal Act (V.T.C.A. Health and Safety Code Section 361.001 et seq.) and the Texas Water Code (V.T.C.A. Water Code Sections 26.001-26.407); (vi) all regulations promulgated under any of the foregoing; (vii) any local, state or foreign law, statute, regulation or ordinance analogous to any of the foregoing; and (viii) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance, regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant, or waste which is now or hereafter classified or considered to be hazardous or toxic to human health or the environment.

       "Environmental Liability" means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law, the storage, handling, transportation or release of Hazardous Materials, or the imposition of any Environmental Lien.

       "Environmental Lien" means a Lien in favor of a Governmental Authority or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Governmental Authority or other Person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all presently effective and future regulations issued pursuant thereto.

       "Event of Default" has the meaning set forth in Section 7.1.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       "Excluded Subsidiaries" means any Subsidiary of Parent Company listed on Schedule A hereto.

       "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal fund transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which





                                   Annex B-8
is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

       "Financing Parties" has the meaning set forth in Section 10.8.

       "Fiscal Month,""Fiscal Quarter" and "Fiscal Year" refer to the fiscal month, fiscal quarter and fiscal year, respectively, of Parent Company and each of its Subsidiaries.

       "Frost" means The Frost National Bank, a national banking association.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

       "Governmental Authority" means, whether now or hereafter constituted and/or existing, (i) any government or nation, (ii) any state, province, commonwealth, territory, possession, county, parish, town, township, city or municipality, (iii) any other Person or entity that exercises executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, (iv) any political or other authority, district or subdivision of any of the Persons or entities referred to in the preceding clauses (i),
(ii) and (iii), (v) any court, tribunal, panel, board, commission, department, agency, bureau, examiner or instrumentality of the Persons or entities referred to in the preceding clauses (i), (ii), (iii) and (iv), and (vi) any arbitrator, mediator or arbitration and/or mediation panel, board or the like, whether impaneled pursuant to Laws, by contract or otherwise.

       "Guarantee" means, directly or indirectly (without duplication): (i) guarantee or guaranty, as applicable, an endorsement, an assumption, or an undertaking, an understanding or a contingent agreement or other agreement (hereinafter in this definition, the foregoing shall be collectively referred to as "any agreement," or "any other agreement," as the context may require) to purchase or acquire, or to furnish funds or Property for the payment or maintenance of, or otherwise to be or become liable (contingently, irrevocably, absolutely or otherwise) under or with respect to, or to perform or cause to be performed, the Indebtedness (or any Property constituting security therefor), other obligations and liabilities, net worth, capital requirements, working capital, earnings, financial condition or position, or financial covenants of any Person, or the redemption or repurchase obligations of any Person's capital stock, warrants or stock or other equity, partnership or similar capital equivalents, or any class or nature; (ii) a guarantee of, or any other agreement for, the payment of Dividends or other distributions upon the stock, equity, partnership or other interests of any Person; (iii) any agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or Indebtedness, or to provide assurances thereof to any creditor or other obligee of a debtor; (iv) any agreement to assure a creditor or other obligee against any loss, including but without limitation, causing a bank or other Person to issue a letter of credit or other similar instrument for the benefit of another Person; or (v) any agreement commonly known as or referred to as a "comfort" or "keepwell" letter or agreement; provided however, in no event shall "Guarantee" include endorsements for collection or deposit made in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.





                                   Annex B-9

       "Governing Documents" means (i) as to any corporation, the articles of incorporation and bylaws of such corporation (including any amendments or modifications), (ii) as to any limited liability company, the articles of organization and regulations of such limited liability company (including any amendments or modifications), (iii) as to any limited partnership, the certificate of limited partnership and the limited partnership agreement of such limited partnership (including any amendments or modifications) and (iv) as to any general partnership, the partnership agreement of such partnership (including any amendments or modifications).

       "Hazardous Discharge" means the happening of any event, status or circumstance involving the use, storage, spill, transportation, removal, disposal, discharge or cleanup of any Hazardous Material.

       "Hazardous Material" means (i) any hazardous substance defined in the Comprehensive Response, Compensation and Liability Act 42 U.S.C. Section 9601 et seq.; (ii) any substance the presence of which on any Property requires reporting or remediation under any Environmental Law; (iii) gasoline, diesel fuel, fuel oil, motor oil and any other petroleum hydrocarbons, including any additives or other byproducts associated therewith; and (iv) asbestos and asbestos-containing materials in any form.

       "Indebtedness" means, for any Person (without duplication), any liability, indebtedness or obligation, contingent or otherwise, of such Person:
(i) for borrowed money (whether by loan or the issuance and sale of debt securities or instruments or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) representing the deferred purchase or acquisition price of Property or services, including trade accounts payable; (iv) with respect to amounts or obligations Guaranteed or Indebtedness of another secured by a Lien on the Property of such Person, whether or not the respective indebtedness or obligations so secured have been assumed by such Person; (v) with respect to reimbursement of, or payment in respect to, letters of credit, bankers' acceptances, surety or other bonds or similar instruments issued or credit transactions; (vi) for any Guarantee of such Person; (vii) under, or in respect of, an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest or currency risks generally or under specific contingencies; (viii) under leases serving as a source of financing or otherwise capitalized in accordance with GAAP; (ix) under sales or other title retention agreements; (x) under, or in respect of, any indemnity and similar obligations, howsoever arising, including, indemnities incurred or arising in connection with the purchase, sale or use of Property, the scope of which indemnity is unlimited, unqualified or unquantifiable, or exceeds the fair market value of the Property being purchased, sold or used, or pertains to Environmental Liability or to the negligence, actions, omissions or other activities of any Person; (xi) under, or in respect of, any partnership, joint venture or similar entity in which such Person is a general partner, joint venturer or similar participant; (xii) in respect of unfunded vested benefits under any Plan; (xiii) to redeem, repurchase, retire or otherwise acquire any shares of capital stock, warrants, stock equivalents or other evidences of equity of any class or nature of such Person, or to set apart any money or other Property for a defeasance, sinking or analogous fund for any Dividend or distribution thereon, or for any redemption, repurchase, retirement or other acquisition thereof; (xiv) under, or in respect of, Interest Rate Agreements or (xv) which would under GAAP be shown on such Person's balance sheet as a liability.





                                   Annex B-10

       "Interest Period" means with respect to each Borrowing consisting of a LIBOR Loan, the period commencing on the date of such Borrowing and ending one, three or six months thereafter, as Borrower may elect in the Notice of Borrowing or Continuation/Conversion Notice; provided that:

              (i) any Interest Period which would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR Business Day;

              (ii) any Interest Period which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last LIBOR Business Day of a calendar month; and

              (iii) no Interest Period applicable to a Loan shall be elected that extends beyond the Commitment Termination Date.

       "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which a Person is a party, designed to protect the Person against fluctuations in interest rates.

       "Investment" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the guarantee of any Indebtedness of such Person or the subordination of any claim against such Person to other Indebtedness of such Person.

       "Issuing Bank" has the meaning set forth in the introductory paragraph hereof.

       "Judgment" means any judgment, order, subpoena, levy, abstract, mandamus, decree, injunction, restraining order or other directive, demand or the like, of any Governmental Authority, howsoever issued by it (whether pursuant to its equity rights or powers, or otherwise).

       "Laws" means all applicable statutes, laws, ordinances, regulations, rules, directives, guidelines, interpretations, rulings, orders, requirements, determinations, judgments, writs, injunctions, decrees and other similar pronouncements or directives of any Governmental Authority, and "Law" means each of the foregoing.

       "LC Documents" means, collectively, (i) each Letter of Credit, (ii) any application, reimbursement agreement, pledge agreement, remarketing agreement, note, and other agreements, documents, certificates and instruments now or hereafter relating to such Letters of Credit, and (iii) the other documents, instruments, agreements and certificates executed or delivered in connection with the items in clauses (i) and (ii) preceding, as the same may be amended, modified, supplemented, renewed, extended, increased, restated, refinanced, refunded and/or replaced from time to time, with such changes to (i), (ii) and
(iii) as the Agent and the Issuing Bank shall have approved.





                                   Annex B-11

       "LEC" means any regional Bell operating company (such as Southwestern
Bell), Bell operating company which operates as a Subsidiary or Affiliate of any regional Bell operating company, independent local exchange company, credit card company or provider or local telephone services which is a party to any billing and collection agreement with Borrower, and "LECs" means two or more of the foregoing as the context may require.

       "Legal Rights" means, with respect to a Person, and to such Person's business, operations and Property, all licenses, permits, certificates franchises, authorizations, consents, approvals, patents and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights, service marks, applications, registrations and other similar rights, privileges and authorities, used or useful and required of such Person and/or for such Person to own and/or operate its business and Property.

       "Lending Office" means, as to any Bank, its Domestic Lending Office or its LIBOR Lending Office, as the context may require.

       "Letter of Credit" means any letter of credit issued pursuant to Section 2.18.

       "Letter of Credit Event" means any proceeding brought by or against Borrower, or any event, occurrence or circumstance in respect to a Letter of Credit, wherein the payment of such Letter of Credit is disputed, or the basis for such payment is disputed, or assertions with respect to any of the foregoing are made, including, without limitation, disputes between or involving the respective account party and/or beneficiary of such Letter of Credit, or the commencement of any injunctive action or relief by any Person in connection therewith.

       "Letter of Credit Exposure" means, at any time without duplication, the sum of (i) the aggregate undrawn amount of all unexpired Letters of Credit, plus (ii) the aggregate unpaid amount of all Reimbursement Obligations due and payable at such time in respect of previous drawings made under Letters of Credit or under any LC Documents.

       "Letter of Credit Limit" means $5,000,000.

       "LIBOR Business Day" means any Business Day on which commercial banks are open for international business in London.

       "LIBOR Lending Office" means, as to any Bank, its office, branch or Affiliate identified in Annex A as its LIBOR Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its LIBOR Lending Office by notice to Borrower and the Agent.

       "LIBOR Loan" means a Loan to be made or continued as or converted into such a designated Loan pursuant to the Notice of Borrowing or Continuation/Conversion Notice, as the case may be, which will bear interest at the Adjusted London Interbank Offered Rate.

       "LIBOR Rate Borrowing" means a Borrowing consisting of a LIBOR Loan.

       "LIBOR Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve





                                   Annex B-12

System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York with deposits exceeding five billion dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

       "Lien" means any lien, mortgage, tax lien, pledge, encumbrance, Environmental Lien, easement, restriction, right-of-way, charge or adverse claim affecting title or use of, or resulting in an encumbrance against, Property of a Person, or a security interest, conditional sale or title retention arrangement, or any other interest in Property designed to secure the repayment of a liability or the performance of an obligation or agreement, whether arising by agreement, under any Law or otherwise, including, without limitation, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, and any filing of, or agreement to give, any financing statement under the UCC or equivalent statute in any jurisdiction or any other instrument that evidences the creation, perfection, continuation, notice and/or other aspect of a present or future Lien or asserted Lien.

       "Litigation" means any proceeding, (judicial, arbitral, mediation or otherwise) claim, complaint, demand, lawsuit, hearing, inquiry and/or investigation conducted or threatened by or before any Governmental Authority.

       "Loan" means any advance by the Banks to Borrower pursuant to their Commitments.

       "Loan Documents" means this Agreement, each Note, each Letter of Credit, the Security Documents, the Interest Rate Agreements and any and all other agreements (including, without limitation, pledge agreements and guaranty agreements), documents, promissory notes, instruments (including, without limitation, guaranty agreements), reports, opinions, requests, certificates, notices, filings and all other documents, instruments, agreements and writings, now or hereafter executed or delivered pursuant to, or in connection with, this Agreement, or the transactions provided for herein or contemplated hereby, or in or by any other Loan Document, each of the foregoing being in form, scope and substance satisfactory to the Banks.

       "Loan Parties" means Borrower, Parent Company and each Subsidiary of Parent Company which is now or hereafter becomes a part to a Guaranty Agreement described on Annex C, and "Loan Party" means any one of them.

       "London Interbank Offered Rate" means, with respect to any Interest Period, the rate per annum shown on page 3750 of the Dow Jones & Company Telerate screen or any successor page as the composite offered rate for London interbank deposits with a period equal to such Interest Period two LIBOR Business Days before the first day of such Interest Period. In the event that the London Interbank Offered Rate is no longer published or reported as specified above, then the parties shall use the rate of interest published in The Wall Street Journal (Southwest Edition) in the "Money Rates" section as the "London Interbank Offered Rates (LIBOR)" for a period of time equal or comparable to the applicable Interest Period, as of two Business Days preceding the date of Borrowing, in which case Borrower agrees it will no longer have the option to choose 60 days as an Interest Period with respect thereto.





                                   Annex B-13

       "Material Adverse Effect" means any circumstance or event which, individually or in the aggregate with other circumstances or events, (i) could have any material adverse effect whatsoever upon the validity, performance, perfection or enforceability of any Loan Documents, or (ii) could be material and adverse to the financial condition, business, operations or prospects of the Companies, taken as a whole, or the Property of the Companies, taken as a whole, (iii) could impair the ability of any Company to fulfill promptly and completely its obligations under any of the Loan Documents to which is a party, or (iv) could result in or cause a Default or an Event of Default.

       "Maximum Rate" means, with respect to each of the Agent and the Banks and on any and with respect to each day, the maximum lawful non-usurious rate of interest (if any) which, under Applicable Law, it is permitted or authorized to contract for, charge, collect, receive, take or reserve from Borrower on its Notes or other Obligations owed or owing to it, as the case may be, from time to time in effect, including changes in such Maximum Rate attributable to changes under Applicable Law which permit a greater rate of interest to be contracted for, charged, collected, received, taken or reserved as of the effective dates of the respective changes.

       "Monthly Date" means the 1st day of each calendar month beginning February 1, 1997.

       "Negative Pledge" means any term, provision, agreement, contract or undertaking that, directly or indirectly, (i) precludes or restricts, or purports to preclude or restrict, the imposition or voluntary creation of, a Lien on Property, or (ii) upon the imposition or voluntary creation of a Lien on Property, requires the owner, lessee or other interest holder therein or thereto to incur an obligation (payment, performance, creation of a Lien or otherwise) to a Person, or requires such owner, lessee or other interest holder to provide, or cause to be provided, any assurances or security to a Person, which assurances and security did not theretofore exist and/or was not theretofore required, whether such assurances or security consist of collateral, guaranties, modifications or supplements to then existing agreements, new agreements, or otherwise.

       "Net Cash Proceeds" means an amount equal to all cash received by Parent Company, directly or indirectly, with respect to a Qualified Offering, less all reasonable arm's-length costs and expenses (including reasonable investment banking, legal and accounting fees) incurred in connection therewith.

       "Note" means a promissory note executed by Borrower, substantially in the form of Exhibit E hereto and otherwise in form and substance satisfactory to the Agent, payable to the order of each Bank and evidencing the obligation of Borrower to repay Loans made to it by such Bank.

       "Notice of Borrowing" has the meaning set forth in Section 2.2(a).

       "Notice of Default" has the meaning set forth in Section 8.3.

       "Obligations" means all obligations, indebtedness, fees, expenses, costs, indemnities and other indemnification obligations, and liabilities of Borrower to the Agent and the Banks, now existing or hereafter arising, whether direct or indirect, related or unrelated, fixed or contingent, liquidated or unliquidated, joint, several or joint or several, or otherwise, and all renewals, extensions, increases, refinancings, rearrangements or modifications thereof, or any part thereof, arising pursuant to, or in connection with, this Agreement or any other Loan Document (including, without limitation and without duplication, the Letters of Credit, the Letter of Credit Exposure and





                                   Annex B-14
the Reimbursement Obligations), and all interest accruing thereon
(including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such Obligations), and attorneys' fees incurred in the enforcement or collection thereof.

       "Original Loan Agreement" has the meaning set forth in Section 10.21.

       "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

       "Participant" has the meaning set forth in Section 10.7(c).

       "Permitted Acquisition" has the meaning set forth in Section 6.11.

       "Permitted Indebtedness" has the meaning stated in Section 6.2.

       "Permitted Liens" means: (i) Liens imposed by mandatory provisions of Law such as carrier's, materialmen's, mechanics', warehousemen's, landlord's and other like Liens arising in the ordinary course of business, securing Indebtedness not yet due, (ii) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim, (iii) encumbrances consisting of minor zoning restrictions, easements or other restrictions on the use of real Property, provided that such items do not or will not impair or interfere with the use of such Property for the purposes intended or the value thereof, and
(iv) pledges or deposits in connection with or to secure worker's compensation, unemployment insurance, pensions or other employee benefits, or public or statutory obligations.

       "Person" includes any individual, corporation, company, joint venture, general or limited partnership, trust, organization, association, limited liability partnership, limited liability company or other entity (whether or not incorporated), or Governmental Authority.

       "Plan" means any plan subject to Title IV of ERISA and maintained at any time since January 1, 1986 for employees of any Company or of any member of a "controlled group of corporations" or "trade or business," as such terms are defined in Section 414(b) or (c) of the Code, of which any Company is a member, or any plan subject to Title IV of ERISA to which any Company is required to contribute, or has been required to contribute at any time since January 1, 1986, on behalf of its employees.

       "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including, without limitation, Legal Rights).

       "Purchaser" has the meaning set forth in Section 10.7(d).

       "Qualified Bank" means any commercial bank located in the USA, which is organized under the laws of the USA or any state thereof, insures its deposits with the Federal Deposit Insurance Corporation (or any successor) and has capital, surplus and undivided profits aggregating at least $100,000,000 as of the date of such commercial bank's most recent financial report.

       "Qualified Debt Offering" means any issuance or sale by Parent Company in a public or private sale of promissory notes, debentures or other debt obligations of Parent Company provided





                                   Annex B-15
that (A) such debt obligations are issued or sold for cash only, (B) the Net Cash Proceeds of the issuance or sale are applied to repay certain Loans in accordance with Section 2.8(b), (C) such debt obligations do not mature or permit principal payments prior to the December 20, 1999, (E) such debt obligations are unsecured, and (F) all terms and conditions of such debt obligations, including, but not limited to, the payment of principal thereunder and the representations and warranties contained therein, are approved in writing by all the Banks.

       "Qualified Offering" means a (i) Qualified Debt Offering or (ii) any issuance or sale by Parent Company in a public or private sale of its shares of capital stock, excluding, however, the issuance or sale of Parent Company's common stock pursuant to restricted and other stock grants, stock options and warrants issued by Parent Company to its officers, directors, employees and consultants of the Companies as part of their compensation agreements, programs and plans.

       "Quarterly Date" means each March 1, June 1, September 1 and December 1 beginning March 1, 1997.

       "Recurring Capital Expenditures" means, for each Fiscal Quarter, the following amounts:

================================================================================
                                                                     Amount
--------------------------------------------------------------------------------
  Each Fiscal Quarter ending on or before September 30, 1997        $500,000
--------------------------------------------------------------------------------
  Each Fiscal Quarter ending on or before September 30, 1998,       $556,250
  but after September 30, 1997
--------------------------------------------------------------------------------
  Each Fiscal Quarter ending after September 30, 1998               $625,000
================================================================================

       "Regulation D," "Regulation G," "Regulation T," "Regulation U" and "Regulation X" mean Regulation D, G, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation D, G, T, U or X and having substantially the same function.

       "Reimbursement Obligations" means, at any date, the obligations of Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit then outstanding, under Section 2.18 to reimburse the Issuing Bank for the amount paid by the Issuing Bank in respect of a drawing under a Letter of Credit or any other amounts payable under any of the LC Documents.

       "Required Banks" means, as of the date of any determination, Banks that hold at least 66 2/3% of the Commitments or, if the Commitments shall have been terminated, holding Notes and having issued (or purchased participations in) Letters of Credit evidencing 66 2/3% of the sum of the aggregate unpaid principal amount of the Loans and unexpired Letters of Credit.

       "Rights" means rights, remedies, powers and privileges.

       "Security Documents" means (i) this Agreement, (ii) all security agreements, (ii) all memoranda, consents, waivers, security agreements, assignments, collateral assignments, pledge agreements, financing statements, continuation statements, registrations and other filings, agreements, instruments and documents that create, perfect, continue and/or otherwise provide, in whole or part,





                                   Annex B-16
for Liens in the Collateral (or any part thereof), and (iv) all guaranty agreements in favor or for the benefit of the Banks, each of the foregoing being in form, scope and substance satisfactory to the Agent; which Security Documents include, without limitation, the security agreements, stock pledge agreements and guaranty agreements listed on Annex C hereto.

       "Subsidiary" means, for any Person, any corporation or other entity (including, without limitation, any partnership or joint venture) (i) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons having similar powers and/or performing similar functions of such corporation or other entity (irrespective of whether or not at any time securities or other ownership interests of any class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, or (ii) of which such Person is a general partner, joint venturer or similar capacity.

       "Tangible Net Worth" means, as of any date, the total shareholders' equity (including common stock and preferred stock [other than mandatorily redeemable stock] at stated value, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of a Person prepared as of such date in accordance with GAAP, less the sum of the following: (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) intellectual property rights, (iii) goodwill and experimental expenses, (iv) unamortized debt discount expense, (v) assets located, and notes and receivables due from obligors domiciled, outside of the USA and (vi) costs in excess of fair value of the net assets acquired.

       "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties or other charges of any nature whatsoever from time to time or at any time imposed by any Law or any Governmental Authority, whether on income, profits, Property, sales, use, excise, franchises, capital, ownership, operations or otherwise.

       "Temporary Cash Investment" means any Investment in (i) direct obligations of the USA or any agency thereof, or obligations fully guaranteed by the USA or any agency thereof (including indirect investments in such obligations through repurchase agreements with the Agent or any Qualified
Bank), provided that such obligations mature within 30 days of the date of acquisition thereof, (ii) commercial paper rated in the highest grade by two or more national credit rating agencies and maturing not more than 30 days from the date of acquisition thereof, (iii) repurchase agreements and time deposits with, and certificates of deposit and banker's acceptances issued by, the Agent or any other Qualified Bank, (iv) commercial paper maturing not more than 30 days from the acquisition thereof issued by any Bank (or the parent of any Bank) and (v) Eurodollar investments made available through any Bank.

       "Transferee" has the meaning set forth in Section 10.7(e).

       "Type" has the meaning set forth in Section 1.2(f).

       "UCC" means the Uniform Commercial Code of the State of Texas and of any other state to the extent Texas Law requires application of the same.

       "UCP" has the meaning set forth in Section 2.18(b).





                                   Annex B-17

       "USA" means the United States of America.

       "Voting Shares" of any corporation means shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation.





                                   Annex B-18

                                    ANNEX C

                             CONDITIONS PRECEDENT:
                 INITIAL LOAN (AND/OR INITIAL LETTER OF CREDIT)

       (a) Agreement and Schedules. This Agreement duly executed by Borrower and Parent Company, and all Schedules, duly and fully completed, that are provided for in this Agreement.

       (b) Notes. A Note duly executed by Borrower in favor of each Bank in the respective amount of such Bank's Commitment.

       (c) Security Documents. Security Documents duly executed by each Company, as applicable, as follows:

              (i) A Guaranty Agreement executed by each Subsidiary of Parent Company (other than Borrower and any Excluded Subsidiary) in the form of Exhibit F, securing the obligations described therein, including the Obligations;

              (ii) a Guaranty Agreement executed by Parent Company in the form of Exhibit G, securing the obligations described therein, including the Obligations;

              (iii) a Stock Pledge Agreement executed by Parent Company securing the obligations described therein, including the Obligations, in the form of Exhibit H; and

              (iii) a General Security Agreement duly executed by Borrower substantially in the form of Exhibit I and otherwise in form, scope and substance satisfactory to Agent, securing the obligations described therein, including the Obligations.

       (d) Opinion of Counsel to the Companies. Opinion of legal counsel for the Companies in form acceptable to the Agent.

       (e) Notice of Borrowing and Other Certificates. A Notice of Borrowing in the form of Exhibit A duly completed and executed by Borrower and a Compliance Certificate in the form of Exhibit C duly completed and executed by Parent Company.

       (f) Secretary Certificate. With respect to each Company, a Certificate signed by the secretary of such Company, which secretary's office and signature shall be confirmed by another officer of such Company, dated and effective as of the Closing Date attaching thereto or containing therein, and certifying as to the following: (i) corporate resolutions, as in effect and neither revoked nor rescinded, duly adopted by the board of directors of such Company authorizing the execution, delivery and performance of the Loan Documents to which it is or will be a party, and the transactions contemplated thereby; (ii) true and correct copies of the charter, bylaws and other internal governance documents, as amended and in effect, of such Company; and (iii) names, incumbency and specimen signatures of the officers of such Company authorized to execute and deliver the Loan Documents to which such Company is a party.





                                   Annex C-1

       (g) Official Certificates. With respect to each Company, Certificates as to incorporation, existence and good standing for such Company issued by the Secretary of State (and/or other appropriate official) of the state of incorporation of such Company and certificates of foreign qualification and good standing (or other similar instruments) for such Company, issued by the Secretary of State (and/or other appropriate official) of each of the states wherein such Company is or should be qualified to do business as a foreign corporation, each of the foregoing certificates being dated within 10 days prior to the date of the Closing Date.

       (h) Articles of Incorporation, Charter and Bylaws. A copy of the Certificate or Articles of Incorporation of each Company and all amendments thereto, certified by the Secretary of State of the state of incorporation of such Company as being true, correct and complete, and being dated within 10 days prior to the Closing Date.

       (i) Litigation Report. A report of counsel to each Company describing all pending or threatened Litigation by or against any Company or any of its Property (including Litigation for which any Company will be responsible after the Closing Date). There shall be no outstanding order or injunction of any Governmental Authority which would prohibit (i) the execution, delivery or performance, now or hereafter, of any Loan Document or
(ii) any of the transactions contemplated by the Loan Documents.

       (j) Environmental Reports. Copies of all environmental surveys or reports relating to real Property owned or leased by any Company (i) which have heretofore been performed or prepared (each of which is described in Schedule
4.20 hereof) and (ii) additional reports or surveys in form, scope and substance satisfactory to the Agent.

       (k) Insurance Certificates. A certificate from each insurer or duly authorized insurer's Agent of each Company setting forth a listing of all insurance coverage of such Company and reflecting that the policies evidencing such coverage conforms to the requirements of this Agreement and each of the other Loan Documents, including, without limitation, loss payable endorsements in favor of the Agent and notification of cancellation and modification endorsements as specified in Section 5.10. In addition, each Company shall deliver a certificate executed by an Authorized Officer of such Company setting forth the insurance obtained by such Company in accordance with the requirements of Section 5.10 and certifying that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

       (l) Financial Statements. Copies of financial statements of the Companies for the most recent period required under Section 5.1.

       (m) UCC Reports. Copies of the results of Uniform Commercial Code searches showing all financing statements and other documents or instruments on file against each Company in the appropriate central and local offices of the relevant jurisdictions, each such search to be through a search period ending as of a date no more than 10 days prior to the Closing Date.

       (n) Regulatory and Other Approvals. Evidence that all necessary approvals or consents of Governmental Authorities and all other Persons have been obtained.





                                   Annex C-2

       (o) Compliance with Laws. Evidence that each Company has complied with all Laws necessary to consummate the transactions contemplated by this Agreement and each of the other Loan Documents.

       (p) Fees. Payment of (i) the facility fees payable to the Agent on the Closing Date by Borrower, and (ii) fees of counsel to the Banks payable by Borrower in connection with the preparation, negotiation and closing of the transactions contemplated by this Agreement.

       (q) Additional Documentation. Such additional approvals, opinions, documents, instruments, reports, certifications and/or agreements as the Agent, the Banks or their counsel may reasonably request.





                                   Annex C-3